Exhibit 10.7A

AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350) ▶	RATING N/A.	PAGE 1 OF 53 PAGES

2. CONTRACT (Proc. Inst. Ident.) NO. HHSO100201000046C	3. EFFECTIVE DATE See Block 20C.	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. OS43260

5. ISSUED BY CODE N/A HHS/OS/ASPR/BARDA 330 INDEPENDENCE AVE S.W., RM G640 WASHINGTON, D.C. 20201	6. ADMINISTERED BY (If other than Item 5) CODE N/A See Block 5.

7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code) Achaogen, Incorporated 7000 Shoreline Court, 3rd Floor South San Francisco, CA 94080 DUNS# 167293 Cage Code: 36RT9 FACILITY CODE N/A	8. DELIVERY See Section F.2. 9. DISCOUNT FOR PROMPT PAYMENT N/A. 10. SUBMIT INVOICES TO ADDRESS SHOWN IN: ITEM See Section G.
11. SHIP TO/MARK FOR CODE N/A See Block 5.	12. PAYMENT WILL BE MADE BY CODE N/A See Block 5.
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	14. ACCOUNTING AND APPROPRIATION DATA Appropriation Year: 2010; Object Class: 25106 CAN# 1990087 $27,559,110.00

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
See CLIN 0001 in Section B.					$27,559,110.00
	15G. TOTAL AMOUNT OF CONTRACT ▶				$27,559,110.00

16. TABLE OF CONTENTS

(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	46
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	2			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	9	☒	J	LIST OF ATTACHMENTS	52
☒	D	PACKAGING AND MARKING	15			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
☒	E	INSPECTION AND ACCEPTANCE	16	☒	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	53
☒	F	DELIVERIES OR PERFORMANCE	16				
☒	G	CONTRACT ADMINISTRATION DATA	29	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS	N/A
☒	H	SPECIAL CONTRACT REQUIREMENTS	34	☐	M	EVALUATION FACTORS FOR AWARD	N/A

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT *(Contractor is required to sign this document and return _2_ copies to issuing office.)* Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. *(Attachments are listed herein.)*

18. ☐ AWARD *(Contractor is not required to sign this document.)* Your offer on Solicitation Number ____________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER *(Type or print)* John F. Holloway, VP, Business Development	20A. NAME OF CONTRACTING OFFICER Ethan J. Mueller
19B. NAME OF CONTRACTOR [signature] *(Signature of person authorized to sign)* 19C. DATE SIGNED 08/30/2010	20B. UNITED STATES OF AMERICA BY Ethan J. Mueller *(Signature of Contracting Officer)* 20C. DATE SIGNED 8/30/2010

NSN 7540-01-152-8069
PREVIOUS EDITION UNUSABLE
26-107
Computer Generated
STANDARD FORM 26 (REV. 4-85)
Prescribed by GSA, FAR (48 CFR) 53.214(a)

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART I—THE SCHEDULE

SECTION B—SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of the contract is for the development of a novel, Broad Spectrum “Neoglycoside” Antibiotic for the treatment of Resistant Threat Agents.

ARTICLE B.2. ESTIMATED COST AND FIXED FEE

a.	The total estimated cost of the base period of performance contract is [***].

b.	The total fixed fee for the base period of performance contract is [***]. The fixed fee shall be paid in accordance with and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1 of this contract. Payment of fixed fee shall not be made in less than monthly increments.

c.	The total amount of the contract, represented by the sum of the total estimated cost plus fixed fee is $27,559,110.00.

d.	It is estimated that the amount currently allotted will cover performance of the contract through September 18, 2012.

CONTRACT LINE ITEM NUMBERS (CLINs)

BASE PERIOD

CLIN	PERIOD OF PERFORM.	SUPPLIES/SERVICES	TOTAL ESTIMATED COST		FIXED FEE		TOTAL ESTIMATED COST PLUS FIXED FEE
0001	9/19/2010- 9/18/2012	[***]	$	[***]	$	[***]	$27,559,110.00

ARTICLE B.3. OPTION PRICES

a.	Unless the Government exercises its option pursuant to the option clause referenced in ARTICLE I.1 the contract consists only of the Base Period specified in the Statement of Work as defined in SECTIONS C and F, for the price set forth in ARTICLE B.2. of the contract.

b.

Pursuant to H.13. EXERCISE OF OPTIONS and Option for Increased Quantity — Separately Priced Line Item (FAR Clause 52.217-7) the Government may, by unilateral contract modification, require the Contractor to perform the Option(s) specified in the Statement of Work as defined in SECTIONS C and F of this contract. If the

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Government exercises this/these option(s), notice must be given before the expiration date of the contract. Specific information regarding the time frame for this notice is set forth in the OPTION CLAUSE Article in SECTION H of this contract. The estimated cost of the contract will be increased as set forth below:

CONTRACT OPTION PERIODS

Option Period 1 (CLIN 0002)

Option Period 2 (CLIN 0003)

Option Period 3 (CLIN 0004)

OPTION CLIN	PERIOD OF PERFORM	SUPPLIES/SERVICES	TOTAL ESTIMATED COST		FIXED FEE		TOTAL ESTIMATED COST PLUS FIXED FEE
0002	9/19/2012- 9/18/2013	Option Period 1: [***]	$	[***]	$	[***]	$	[***]
0003	9/19/2013- 9/18/2014	Option Period 2: [***]	$	[***]	$	[***]	$	[***]
0004	9/19/2014- 9/18/2015	Option Period 3: [***]	$	[***]	$	[***]	$	[***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS

a. Items Unallowable

Notwithstanding the clause, ALLOWABLE COST AND PAYMENT, incorporated in the contract, unless authorized in writing by the Contracting Officer via a Contracting Officer Authorization (COA) Letter, the costs of the following items or activities shall be unallowable as direct costs:

1. Acquisition, by purchase or lease, of any interest in real property;

2. Special rearrangement or alteration of facilities;

3. Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

4. Travel to attend general scientific meetings;

5. Foreign travel—See subparagraph b. below;

6. Consultant costs; Any cost reimbursement contracts for Consultant services and any firm fixed price (FFP) contract for Consultant services that exceed $100,000;

7. Subcontracts; Any cost reimbursement subcontracts and FFP subcontracts that exceed $[***];

8. Research patient care costs — See Attachment 1;

9. Accountable Government property (defined as both real and personal property with an acquisition cost of $[***] or more and a life expectancy of more than two years) and “sensitive items” (defined and listed in the Contractor’s Guide for Control of Government Property, see Article G.10), regardless of acquisition value.

10. Printing Costs (as defined in the Government Printing and Binding Regulations).

11. Light Refreshment and Meal Expenditures. Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Project Officer, with a copy to the Contracting Officer, at least six (6) weeks in advance of the event. The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshment and/or meal costs; and (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals. It is unlikely that BARDA will approve these requests since circumstances are very limited under which appropriated funds can be used for these costs.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b. Travel Costs

1.	Domestic Travel

a.	Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $[***] during the base period (9/19/2010-9/18/2012) without the prior written approval of the Contracting Officer via a Contracting Officer Authorization (COA) Letter.

b.	Subject to the annual dollar limitation specified under B.4.b. 1 .a. above the Contractor shall invoice and be reimbursed for all travel costs in accordance with FAR Subpart 31.2 contracts with Commercial Organizations and FAR § 31.205-46 Travel Costs

2.	Foreign Travel

Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of AMCG contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

ARTICLE B.5. ADVANCE UNDERSTANDINGS

a.	Man-in-Plant

With 7 days advance notice to the Contractor via in writing from the Contracting Officer, the Government may place a man-in-plant in the Contractor’s facility, who shall be subject to the Contractor’s policies and procedures regarding security and facility access at all times while in the Contractor’s facility.

b.	Security Plan

The Contractor agrees to provide an updated Security Plan, if requested by the Contracting Officer, and within fifteen (15) working days after receipt of the request. The Contractor agrees to provide data generated from this contract that is related to security at the Contractor’s facility to the Contracting Officer upon request either in the form of an email attachment or via delivery to a secured Government eRoom.

c.	Subcontracts and Consultants

Award of any FFP subcontract or FFP consulting agreement in excess of $[***] or any cost reimbursement subcontract or consulting agreement shall not proceed without the prior written consent of the Contracting Officer via a Contracting Officer Authorization (COA) Letter upon review of the supporting documentation required by FAR Clause

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract and consulting agreement shall be provided to the Contracting Officer.

d.	Site Visits and Inspections

At the discretion of the U.S. Government and independent of activities conducted by the Contractor, within ten (10) business days notice to the Contractor via written notification from the Contracting Officer, the U.S. Government reserves the right to conduct site visits and inspections on an as needed basis, including collection of samples limited to [***] held at the Contractor’s or Subcontractor’s site, provided that the Government’s collection of such samples should not frustrate the Contractor’s ability to perform under the contract.

e.	Invoices—Cost and Personnel Reporting, and Variances from the Negotiated Budget

The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

a.	Direct Labor—List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.

b.	Fringe Benefits—Cite rate and amount

c.	Overhead—Cite rate and amount

d.	Materials & Supplies—Include detailed breakdown when total amount is over $1,000.

e.	Travel—Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.

f.	Consultant Fees—Identify individuals and amounts.

g.	Subcontracts—Attach sub-Contractor invoice(s).

h.	Equipment—Cite authorization and amount.

i.	G&A—Cite rate and amount.

j.	Total Cost

k.	Fixed Fee

1.	Total CPFF

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

f.	Confidential Treatment of Sensitive Information

The Contractor shall guarantee strict confidentiality of any information/data of a sensitive nature that is provided to the Contractor by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of information/data that is sensitive in nature, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer. (See also HHSAR clause 352.224-70).

Notwithstanding the foregoing, such information/data shall not be deemed of a sensitive nature with respect to the Contractor for purposes of this contract if such information/data: (a) was already known to the Contractor; (b) was generally available or known, or was otherwise part of the public domain, at the time of its disclosure to the Contractor; (c) became generally available or known, or otherwise became part of the public domain, after its disclosure to, or, with respect to the information/data by, the Contractor through no fault of the Contractor; (d) was disclosed to the Contractor, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the Government that controls such information/data not to disclose such information/data to others; or (e) was independently discovered or developed by the Contractor, as evidenced by its written records, without the use of information/data belonging to the Government.

Contractor may disclose information/data of a sensitive nature provided by the Government to the extent that such disclosure is: (a) made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; provided, however, that the Contractor shall first have given notice to the Government and give the Government a reasonable opportunity to quash such order and to obtain a protective order requiring that the information/data of a sensitive nature that is the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the information/data disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order; (b) otherwise required by law, in the opinion of legal counsel to the Contractor as expressed in an opinion letter in form and substance reasonably satisfactory to the Government, which shall be provided to the Government at least two (2) business days prior to the Contractor’s disclosure of the information/data; or (c) made by the Contractor to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information/data.

g.	Clinical and Non-Clinical Studies require Contracting Officer Authorization (COA) Letter

Draft protocols for each clinical and non-clinical study will be submitted to the BARDA Contracting Officer’s Technical Representative (COTR) for evaluation and comment. BARDA COTR comments will be incorporated into the draft proposal prior to submission to the FDA for comment, if required. BARDA COTR comments will be forwarded to the Contractor within two weeks (10 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the BARDA COTR. After receiving the corrected documentation that satisfies the BARDA COTR, the Contracting Officer will provide a written Contracting Officer Authorization (COA) Letter to the Contractor to authorize the study(ies). (Reference: Attachment 9: Non Clinical and Clinical Terms of Award set forth in SECTION J-List of Attachments)

h.	Sharing of contract deliverables within United States Government (USG)

In an effort to build a robust medical countermeasure pipeline through increased collaboration, BARDA may share technical deliverables with USG entities responsible for Medical Countermeasure Development. In accordance with recommendations from the Public Health Emergency Medical Countermeasure Enterprise Review, agreements established in the Integrated Portfolio’s Portfolio Advisory Committee (PAC) Charter, Technology Transfer Agreements (TTA) between BARDA and the Defense Threat Reduction Agency and the National Institute of Allergies and Infectious Diseases (NIAID), BARDA may share technical deliverables set forth in Article F.2 with colleagues within the Integrated Portfolio. This advance understanding does not authorize BARDA to share financial information outside HHS. The Contractor is advised to review the terms of FAR Clause 52.227-14 regarding the Government’s rights to deliverables submitted during performance as well as the Government’s rights to data contained within those deliverables.

i.	Development of a Medical Countermeasure

The Government enters into this contract with the purpose of supporting the advance research and development of ACHN-490, a broad spectrum antimicrobial for the treatment of bacterial threat agent infections, including. F. tularensis and Y. pestis or as determined by BARDA. BARDA seeks to support the preparedness mission of the HHS Public Health Emergency Medical Countermeasures Enterprise (PHEMCE), as articulated in the PHEMCE Implementation Plan (http://wvvw.hhs.gov/aspr/barda/phemce/index.html).”

j.	List of Limited Data Rights.

Attachment 10, List of Limited Data Rights in SECTION J-List of Attachments contains a list of items that the Government will have limited rights to in accordance with FAR Clause 52.227-14 Rights in Data — General, Alternate II (Dec 2007). The Contractor and the Government have agreed that the list of items that are contained in Attachment 10 are all items that have been completed with the Contractor’s private funds and are not paid for by the Government under this contract. If delivered to the Government under this contract, the data contained in Attachment 10 must be separated from any other data that is paid for by the Government under this contract and by which the Government has unlimited rights to and marked in accordance with FAR Clause 52.227-14 Rights in Data — General, Alternate II (Dec 2007).

SECTION C—DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated 29 July 2010 set forth in SECTION J-List of Attachments, attached hereto and made a part of the contract.

ARTICLE C.2. REPORTING REQUIREMENTS

Technical Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with the DELIVERIES Article in SECTION F of this contract and in SECTION J-List of Attachments, attached hereto and made a part of the contract.

A. Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The Contractor shall submit a Monthly Progress Report on or before the 15th calendar day following the last day of each reporting period and shall include the following:

A cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission; The progress report shall include a Table of Contents and Executive summary in accordance with the DELIVERIES Article in SECTION F of this contract.

SECTION I-An introduction covering the purpose and scope of the contract effort;

SECTION II-PROGRESS

SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, and managing subcontractor performance, and personnel changes);

SECTION II Part C: TECHNICAL PROGRESS-For each activity related to Gantt chart, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

SECTION II Part D; PROPOSED WORK-A summary of work proposed related to Gantt chart for the next reporting period and preprints/reprints of papers and abstracts.

A Monthly Progress Report will not be required in the same month that the Quarterly or Annual Technical Progress Report is submitted.

B. Quarterly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full quarter of performance plus any fractional part of the initial quarter. Thereafter, the reporting period shall consist of each calendar quarter.

The Contractor shall submit a Quarterly Progress Report on or before the 15th calendar day following the last day of each reporting period and shall include the following: A cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission;

SECTION I-An introduction covering the purpose and scope of the contract effort. The progress report shall include a Table of Contents and Executive summary in accordance with the DELIVERIES Article in SECTION F of this contract.

SECTION II-PROGRESS

SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, managing subcontractor performance and personnel changes);

SECTION II Part C: TECHNICAL PROGRESS-For each activity related to Gantt chart, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

SECTION II Part D; PROPOSED WORK- A summary of work proposed for the next reporting period; and preprints/reprints of papers, abstracts and a current/updated Gantt chart. A Quarterly Progress Report will not be required in the same month that the

Annual Progress Report is submitted.

SECTION III Part A: Earned Value Management Reporting: Contractor will provide a quarterly Contract Performance Report (CPR) at an agreed upon reporting level using the BARDA provided WBS and a Variance Analysis Report. EVMS shall be applied to all Cost Plus Fixed Fee CLINs as part of the Integrated Master Project Plan following the Seven Principles of Earned Value Management. BARDA may request, on a quarterly or ad hoc basis that the Contractor provide raw data. BARDA may request additional data at a reporting level or at lower levels, as BARDA deems necessary

C. Annual Progress Report

This report shall include a summation of the results of the entire contract work for the period covered. An Annual Technical Progress Report will not be required for the period when the Final Technical Progress Report is due. Monthly and Quarterly Progress Reports shall not be submitted in the same month when an Annual Progress Report is due.

The first Annual Progress Report shall be due on or before the 15th Calendar day following the last day of the reporting period. Each Annual Progress Report shall include:

A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and email address; and the date of submission; The progress report shall include a Table of Contents in accordance with the DELIVERIES Article in SECTION F of this contract.

SECTION I: EXECUTIVE SUMMARY—A brief overview of the work completed, and the major accomplishments achieved during the reporting period;

SECTION II: PROGRESS

SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, and managing subcontractor performance; regulatory compliance audits, and personnel changes);

SECTION II Part C: TECHNICAL PROGRESS—A detailed description of the work performed structured to follow the activities and decision gates outlined at the Integrated Baseline Review and as described in the approved Integrated Master Plan. The Report should include a description of any problems (technical or financial) that occurred or were identified during the reporting period, and how these problems were resolved;

SECTION II Part D; PROPOSED WORK-A summary of work proposed for the next year period to include an updated Gantt Chart.

SECTION III Part A: Earned Value Management Reporting: Contractor will provide a quarterly Contract Performance Report (CPR) at an agreed upon reporting level using the BARDA provided WBS and a Variance Analysis Report. EVMS shall be applied to all Cost Plus Fixed Fee CLINs as part of the Integrated Master Project Plan following the Seven Principles of Earned Value Management. BARDA may request, on a quarterly or ad hoc basis that the Contractor provide raw data. BARDA may request additional data at a reporting level or at lower levels, as BARDA deems necessary

1.	Copies of manuscripts (published and unpublished), abstracts, and any protocols or methods developed specifically under the contract during the reporting period; and

2.	A summary of any Subject Inventions per the requirements under FAR Clause 52.227-11

D. Draft Final Technical Progress Report and Final Technical Progress Report

These reports are to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Report and Final Report shall be submitted in accordance with the DELIVERIES Article in SECTION F of the contract. An Annual Technical Progress Report will not be required for the period when the Final Technical Progress Report is due. The Draft Final Technical Progress Report shall be submitted one hundred twenty (120) calendar days before completion date of the contract and the Final Technical Progress Report shall be submitted on or before the completion date of the contract. The report shall conform to the following format:

1.	Cover page to include the contract number, contract title, performance period covered, Contractor’s name and address, telephone number, fax number, email address and submission date; The progress report shall include a Table of Contents in accordance with the DELIVERIES Article in SECTION F of this contract.

2.	SECTION I: EXECUTIVE SUMMARY-Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

3.	SECTION II: RESULTS-A detailed description of the work performed related to the Gantt chart, the results obtained, and the impact of the results on the scientific and/or public health community, including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance, and a summary of all inventions.

Draft Technical Progress Report: The Contractor is required to submit the Draft Final Technical Progress Report to the Contracting Officer’s Technical Representative and Contracting Officer. This draft report is due 30 calendar days before the completion date of the contract. The Contracting Officer’s Technical Representative and Contracting Officer will review the Draft Final Technical Progress Report and provide the Contractor with comments within 15 calendar days after receipt.

Final Technical Progress Report: The Contractor will deliver the final version of the Final Technical Progress Report on or before the completion date of the contract. The final version shall include or address the Contracting Officer’s Technical Representative comments and Contracting Officer comments on the draft report. The final report is due 15 calendar days before the completion date of the contract.

E. Summary of Salient Results

The Contractor shall submit, with the Final Technical Progress Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

F Other Technical Progress Reports

1.	Draft Report for Clinical and Non-Clinical Studies and Final Report for Clinical and Non-Clinical Studies

•	The non-clinical and clinical trial reports shall follow the format of International Conference on Harmonization document ICH E3 “Guidelines on Structure and Content of Clinical Study Reports”
(http://www.pharmacontract.ch/support/su_ich_liste.htm).

•	Draft Final Report for Clinical and Non-Clinical Studies will be submitted to the Contracting Officer’s Technical Representative and Contracting Officer (CO) for review and comment within 20 business days (draft) or 40 business days (final) after completion of analysis of Pre-Clinical/Non Clinical/Clinical data and 15 business days prior to submission to FDA. Subcontractor prepared reports shall be submitted to the Contracting Officer’s Technical Representative and Contracting Officer (CO) for review and comment no later than 5 business days after receipt by the prime contractor.

•	The Contracting Officer shall provide written comments within 20 business days after the submission of the Draft Final Report for Clinical and Non-Clinical Studies.

•	The comprehensive Final Report for Clinical and Non-Clinical Studies will be submitted to the Contracting Officer and the Contracting Officer’s Technical Representative within 20 business days after receiving comments on the Draft Final Report for Clinical and Non- Clinical Studies from the Contracting Officer. The final version shall include or address the Contracting Officer’s Technical Representative comments and Contracting Officer comments on the draft report

•	See section ARTICLE F.2. REPORTING REQUIREMENTS AND DELIVERABLES for additional clarification and deliverable requirements.

G. Audit Reports

Within three (3) calendar days of an audit related to conformance to FDA regulations and guidance, including adherence to GLP, GMP, or GCP guidelines, as it relates to performance under this contract where the results will adversely impact contract performance, the Contractor shall provide the Contracting Officer’s Technical Representative and the Contracting Officer with copies of the audit report. Within fifteen (15) calendar days of audit report Contractor shall provide a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report. See section ARTICLE F.2. REPORTING REQUIREMENTS AND DELIVERABLES for additional clarification and deliverable requirements.

H. Clinical and Non-Clinical Protocols

BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants and animals in BARDA funded clinical trials and non-clinical studies. Therefore, as described in Article B.5., the Contractor shall develop a protocol for each clinical trial and non-clinical study and submit all protocols and protocol amendments to the BARDA Contracting Officer’s Technical Representative (COTR) for review and final approval by the Contracting Officer. Important information regarding performing human subject research is available at http://www3.niaid.nih.gov/healthscience/clinicalstudies/. The Contractor shall obtain a Contracting Officer Authorization (COA) Letter authorizing the specific clinical or non-clinical study(ies), prior to commencing the study(ies). For additional information contractor shall review the Attachment 9: Non-Clinical and Clinical Terms of Award set forth in SECTION J-List of Attachments and ARTICLE F.2. REPORTING REQUIREMENTS AND DELIVERABLES.

Any updates to technical reports are to be addressed in the Monthly, Quarterly and Annual Progress Reports. The Contractor shall advise the Contracting Officer’s Technical Representative or designee in writing and via electronic communication in a timely manner of any issues potentially affecting contract performance.

I. Other Reports/Deliverables

The Contractor shall provide all deliverables as outlined in the table under ARTICLE F.2. REPORTING REQUIREMENTS AND DELIVERABLES section of this document.

ARTICLE C.3. SUBJECT INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 2207, MSC 7987, Bethesda, Maryland 20892-7987 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract. See also FAR clause 52.227-11 (Patent Rights-Ownership by the Contractor).

Reports and documentation submitted to the Contracting Officer shall be sent to the following address:

Contracting Officer

Ethan J. Mueller

Office of Acquisitions Management, Contracts, and Grants (AMCG)

330 Independence Avenue, S.W.

Room G640

Washington, D.C. 20201

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, “Interagency Edison,” an electronic invention reporting system has been developed. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

ARTICLE C.4. TWICE MONTHLY CONFERENCE CALLS

A conference call between the Contracting Officer’s Technical Representative and the principal investigator shall occur bi-monthly or as directed by the Contracting Officer’s Technical Representative. During this call the principal investigator will discuss the activities during the reporting period, any problems that have arisen and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month. The principal investigator may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested by the Contracting Officer’s Technical Representative.

ARTICLE C.5. PROJECT MEETINGS

The Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Contracting Officer’s Technical Representative. These meetings may include face-to-face meetings with BARDA/AMCG in Washington, D.C. and at work sites of the Contractor and its subcontractors. Such meetings may include, but are not limited to, meetings of the Contractor (and subcontractors invited by the Contractor) to discuss study designs, site visits to the Contractor’s and subcontractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor must provide data, reports, and presentations to groups of outside experts and USG personnel as required by the Contracting Officer’s Technical Representative in order to facilitate review of contract activities. Subject to other provisions specified in this contract (See for example Article F.2), the Contractor shall provide the COTR with a minimum of 48 hours notice of both formal and informal meetings and communications with the Food and Drug Administration (FDA) including anticipated telephone communications. In the event that the COTR or other authorized BARDA representative is unable to participate in a meeting or telephone conference the Contractor shall provide the COTR with a written summary of all subjects discussed no later than three (3) calendar days following the meeting or conference.

SECTION D—PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

Report Deliverables

Unless otherwise specified by the Contracting Officer, delivery of reports to be furnished to the Government under this contract (including invoices), shall be delivered to BARDA electronically along with a concurrent email notification to the Contracting Officer, Contract Specialist, and COTR summarizing the electronic delivery.

In addition, a physical hard copy, will be sent unless otherwise specified by the Contracting Officer, delivery of reports to be furnished to the Government under this contract (including invoices), shall be addressed as follows:

Joseph Larsen, Ph.D., Contracting Officer’s Technical Representative (COTR)

DHHS/OS/ASPR/BARDA

330 Independence Avenue, S.W.

Room G644

Washington, D.C. 20201

E-mail: Joseph.Larsen@hhs.gov

Ethan J. Mueller, Contracting Officer and Contract Specialist

DHHS/OS/ASPR/AMCG

330 Independence Avenue, S.W.

Room 640G

Washington, D.C. 20201

E-mail: Ethan.Mueller@hhs.gov

SECTION E—INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided under this contract.

b.	For the purpose of this SECTION, the designated Contracting Officer’s Technical Representative (COTR) is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at:

Biomedical Advanced Research and Development Authority

Office of the Assistant Secretary for Preparedness and Response

U.S. Department of Health and Human Services

330 Independence Avenue, S.W., Room G644

Washington, D.C. 20201

d.	The contract incorporates the following clause by reference with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause 52.246-8, Inspection of Research and Development—Cost Reimbursement (May 2001)

SECTION F—DELIVERIES OR PERFORMANCE

Deliveries and performance under these Contract Line Item Numbers (CLINs) and Option CLINs shall be as follows:

ARTICLE F.1. PERIOD OF PERFORMANCE

a.	Under CLIN 0001, the base period of performance of this contract shall be from 9/19/2010-9/18/2012.

b. If the Government exercises its options pursuant to the OPTION CLAUSE Article in Section H of the contract, the period of performance will be increased as listed below:

OPTION CLIN	PERIOD OF PERFORM.	SUPPLIES/SERVICES
0002	9/19/2012- 9/18/2013	Option Period 1: [***]
0003	9/19/2013- 9/18/2014	Option Period 2: [***]
0004	9/19/2014- 9/18/2015	Option Period 3: [***]

ARTICLE F.2. REPORTING REQUIREMENTS AND DELIVERABLES

Successful performance of the final contract shall be deemed to occur upon performance of the work set forth in the Statement of Work dated 29 July 2010 set forth in SECTION J-List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of this contract and the Statement of Work dated 29 July 2010 set forth in SECTION J-List of Attachments will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of this contract:

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Other Contract Deliverables

#	Type of Deliverable	Frequency/time periods	Description of Deliverable	Reporting Procedures	Quantity/ Form
1.	Project Meeting	Bi-Weekly or as amended by CO and PO	The Contractor shall participate in bi-weekly teleconferences with BARDA to discuss the performance of the contract. The Contractor prepares a proposed agenda and shall record maintain and provide, draft-meeting minutes to the Project Officer (PO) for approval. The PO will approve the draft version and distribute the fmal version to the Contract Officer (CO) and Contractor.

•        Contractor provides agenda 48hrs in advance of meeting to the PO

•        PO approves (with CO concurrence) and distributes agenda

•        Contractor provides meeting minutes within 48hr of the meeting

•        PO reviews, comments and approves minutes

1 Electronic Copy to PO and CO

2.	Monthly, Quarterly and Annual Project Status Report/ Meeting	Monthly reports are due on the 15th of each month, except on months when Quarterly/Annual Technical Progress Reports are due

The Monthly/Quarterly Project/Annual Status Report shall address the items listed below and cross-referenced to the Work Breakdown Structure (WBS), Scope of Work (SOW), Integrated Master Schedule(IMS), Integrated Baseline Review (IBR) report, Earned Value Management (EVM) Cost Performance Reports (CPR), and approval strategy.

1.      A Executive Summary in MS PowerPoint (.ppt) format, highlighting the progress, issues, and relevant activities in manufacturing, non-clinical, clinical, and regulatory. The Executive Summary should be limited to 2-3 pages and highlight critical issues for that reporting period. The Monthly, Quarterly, and Annual Technical Progress Report shall address each

Monthly Reports:

•        Contractor provides Monthly Status Report deliverables on the 15th of each month via email/CD

•        PO and CO will review Monthly Reports with the Contractor and provide feedback

Quarterly Meeting:

•        Contractor provides Quarterly Status Report five business days prior to meeting. This report is an expanded version of the Monthly Status Report

•        Contractor shall identify itinerary for the quarterly site visits

•        Contractor provides agenda to the PO 48hr in advance of meeting

•        PO approves (with CO concurrence) and distributes agenda

•        Contractor provides

1 Electronic Copy to PO and CO

of the items below and be cross-referenced to the Critical Path, Integrated Master Schedule (IMS), EVM, WBS/Project Plan and the Risk Mitigation Plan.

2.      Progress in meeting contract milestones—broken out by subtasks within each milestone, overall project assessment, problems encountered and recommended solutions. The reports shall detail the planned progress and actual progress during the period covered, explaining occurrences of any differences between the two, and the corrective steps.

3.      Provide EVM CPR (quarterly) and Updated Risk Management Plan/Register (quarterly)

4.      The reports shall also include a three-month rolling forecast of key planned activities, referencing the WBS/IPDP.

5.      A tracking log of progress on regulatory submissions with the FDA submission number, description of submission, date of submission, status of submission, and next steps shall be updated continuously upon submission for all Biodefense and Non-Biodefense activities supported in part or whole with BARDA funding meeting minutes within 48hr of the meeting

•        PO reviews, comments and approves minutes

Annual Meeting:

•        Contractor provides AnnualProject Status Report deliverables five business days prior to meeting. The annual report should also include information from the annual meeting due 15 business days after the meeting. A draft report including .ppt slides should be provided 5 business days prior to the meeting.

•        Contractor shall ensure that the board of directors is available to meet with BARDA. BARDA reserves the right to meet with the Contractor’s board of directors once a year to discuss the contract

•        PO approves (with CO concurrence) and distributes agenda

•        PO approves (with CO concurrence) all meeting material

•        Contractor provides meeting minutes within 48hr

•        PO reviews, comments and approves minutes

•        Contractor provides a FINAL annual report within 15 business days after the conclusion of the annual meeting. PO (with CO concurrence)

6.      Estimated and Actual Expenses: This report shall also contain a narrative statement or in table form as to whether there is any discrepancy at this time between the % of work completed and the cumulative costs incurred to date. This section of the report shall also contain estimates for the subcontractors’ expenses from the previous month if the subcontractor did not submit a bill in the previous month. Estimates shall be listed for each subcontractor. If the subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors. This section should also include a summary of any cost savings identified by the contractor as part of the 5% cost savings initiative.

7.      Contractor shall identify the itinerary for the quarterly site visits (quarterly)

reviews, comments and approves FINAL Annual Report • BARDA and Contractor shall participate in an in-process review

3.	Integrated Baseline Review (IBR) award	Within 90 days of contract

The IBR Report shall address each of the items listed below and be cross-referenced to the WBS, SOW, IMS and approval strategy.

1.      Contractor provides baseline proposal and PowerPoint brief

2.      A description of the work scope through control

•        Contractor provides baseline proposal, .ppt briefing, 10 business days prior to meeting

•        Contractor provides agenda to the PO 48hr in advance of meeting

•        PO approves (with CO concurrence) and distributes agenda

1 Electronic Copy to PO and CO

account Work Authorization Documents (WADs)

3.      Template for Work Packages

4.      Integrated Master Schedule (IMS) with the inclusion of agreed major milestones and control account plans (CAP) for all control accounts

5.      Baseline revision documentation and program logs (s) risk register.

•        PO approves (with CO concurrence) all meeting material

•        Contractor provides minutes within 48hr of the meeting

•        PO reviews and approves minutes

•        BARDA will review documentation and provide written comments and questions to Contractor

•        Contractor shall address BARDA’s comments and resubmit IBR for BARDA approval within 10 business days

4.	Integrated Master Plan	30 days following contract award and updated quarterly	Integrated Master Plan (aka Integrated Product Development Plan) including WBS, critical path milestones and Earned Value Management Plan

•        Contractor shall provide all the Integrated Master Plan deliverables 30 days following contract award, and thereafter on the 15th of each month. Deliverable should be included in the Quarterly or Annual Project Status Reports,

•        BARDA shall provide Contractor with a written list of concerns in response to Contractor’s submitted Integrated Master Plan, and the Contractor must address in writing all concerns raised by BARDA within twenty business days of Contractor’s receipt of this list of concerns.

5.	Risk Manage-ment Plan	90 days following contract award and	The Contractor will provide a Risk Management Plan that outlines the impacts of each risk in relation to the cost,	• Contractor shall provide a Risk Management Plan 90 days following contract award and	1 Electronic Copy to PO and CO

		updated quarterly (additional submissions as requested by CO or PO)	schedule and performance objectives. The Risk Management Plan will include risk mitigation strategies. Each risk mitigation strategy will capture how the corrective action will reduce impacts on cost, schedule and performance.

update on the 15th of each Quarter in their Quarterly or Annual Project Status Reports

•        BARDA shall provide Contractor with a written list of concerns in response to Contractor’s submitted Risk Management Plan, and the Contractor must address in writing all concerns raised by BARDA within twenty business days of Contractor’s receipt of this list of concerns.

6.	Program Integrated Master Schedule and Narrative Project Plan	The 15th of each quarter (additional submissions as requested by CO or PO)	The Contractor will provide Program Integrated Master Schedule (IMS) and Narrative Project Plans with quarterly status updates to reflect changes in schedule, performance, and critical path

•        Contractor shall provide an Integrated Master Schedule on the 15th of each quarter in their quarterly or annual Project Status Reports

•        Integrated Master Schedule shall be in both PDF and Microsoft Project Form

•        BARDA shall provide Contractor with a written list of concerns in response to Contractor’s submitted IMS, and the Contractor must address in writing all concerns raised by BARDA within twenty business days of Contractor’s receipt of this list of concerns.

1 Electronic Copy (PDF and Microsoft Project Schedule (.mmp) format to PO and CO

7.	EVM / Contract Performance Report	The 30th day of the month after each calendar quarter (additional submissions	Contractor will provide a quarterly Contract Performance Report (CPR) at an agreed upon reporting level using the BARDA provided WBS and a Variance Analysis Report. Contractor will report	Contractor shall provide a CPR and Variance Analysis Report on the 30th day of the month after the end of each calendar quarter in their Quarterly or Annual	1 Electronic Copy to PO and CO

		as requested by CO or PO)	EVM data on all Cost Plus CLINs

Project Status Reports

Contractor shall provide and changes in baseline cost as a result of anticipated cost savings or risks

•        Contractor shall provide a PDF of deliverables. BARDA may request, on a quarterly or ad hoc basis that the Contractor provide raw data. BARDA may request additional data at a reporting level or at lower levels, as BARDA deems necessary

•        The Contractor must address in writing all concerns raised by BARDA staff to the satisfaction of BARDA

8.	Incident Report	Within 24 or 48 hrs of activity or incident

The Contractor shall communicate and document all critical programmatic concerns, risks or potential risks with BARDA within 48 hours. The Contractor shall communicate via email or telephone.

The Contractor shall report to the government any activity or incident that is in violation of established security standards or indicates the loss or theft of government products within 24 hrs of activity or incident.

The Contractor shall communicate via email, oral or written communication.

•        Email, Letter to CO Telephone (w/ written follow-up)

•        Written communication with BARDA PO and CO within 48 hrs of Contractor identifying a project risk or potential risk and 24 hrs for Security activities or incident

•        Additional updates within 48 hrs of additional developments, additional information and/or understanding

•        Contractor shall submit within 5 business days a Corrective Action Plan (if necessary) to address any potential security issues

1 Electronic Copy PO and CO

• If corrective action is required, the Contractor must address concerns raised by BARDA • Contractor shall address BARDA’s concerns in writing within 5 business days

9.	Deviation Request	TBD	Process for changing study protocols and/or the Integrated Master Plan (a.k.a Integrated Product Development Plan)

•        Contractor shall submit a Deviation Request as soon as the Contractor has sufficient data to support the need for a change from the approved study protocols and/or Integrated Master Plan

•        The BARDA CO will review and provide a written response to the Deviation Request.

•        Contractor shall address BARDA’s comments and resubmit the deviation request that addresses BARDA’s comments within 5 business days

•        Contractor shall not proceed with the deviation until BARDA gives its approval

1 Electronic Copy to PO and CO

10.	Draft and Final Technical Progress Report	Draft 20 business days before and Final 10 business days after completion of the POP

A draft of Final Technical Progress Report containing a summation of the work performed and the results obtained for the entire contract period of performance. The draft report shall be duly marked as ‘Draft’.

The Final Technical Progress Report incorporating the feedback received from BARDA and containing a summation of the work performed and the results

•        Contractor shall provide a draft report 20 business days and final 10 business days before completion of the contract period

•        PO provides edits and additional feedback, which Contractor will incorporate into the Final Technical Progress Report

•        The Contractor shall submit one (1) copy of

1 Electronic Copy to PO and CO

			obtained for the entire contract period of performance. This final report shall detail, document and summarize the results of the entire contract. This report shall be in sufficient detail to fully describe the progress achieved under all milestones. The final report shall be duly marked as ‘Final’.	a comprehensive final report to the CO and two (2) copies (one electronically on a CD) to the PO

11.	Product Transition Strategy	90 days prior to end of the (base/option) POP

Contractor shall provide a Product Transition Strategy to support transition of the product(s) prior to end of the base and/or option(s) POP. The Product Transition Strategy should provide a strategic plan for further development and/or stockpiling of the product

The transition strategy shall provide options and/or a specific approach for the transition of MCM product for further development, procurement, approval and/or stockpile

•        Contractor shall provide a Product Transaction Strategy to support transition of product(s) 90 days prior to end of the (base/option) POP as an addendum to that Quarter’s Quarterly Project Status Report.

1 Electronic Copy to PO and CO

12.	Decision Gate Presentation	Event Driven Review following completion of a pre-defined stage of product development and prior to initiation of a new stage	Contractor shall provide a presentation following a prescribed template provided by BARDA prior to the Decision Gate Review

•        Contractor shall provide an update to technical progress made towards completion of the Decision Gate and provide the presentation, 10 business days prior to the Decision Gate Review

•        Contractor shall submit written justification of progress towards satisfying Decision Gate criteria

•        After reviewing, the BARDA PO and CO will provide a written

1 Electronic Copy to PO and CO

response

13.	Standard Operating Procedures	As requested by PO and CO	Contractor shall provide Standard Operating Procedures (SOPs) to BARDA for review, as they are completed and updated	• Contractor shall submit the Standard Operating Procedures (SOPs) in the form requested by the PO and CO within 15 calendar days of request	1 Electronic Copy to PO and CO

14.	Approval Strategy	Within 90 days of contract award and updated as part of the quarterly report	Contractor shall provide overview of the approval strategy to include all clinical and non-clinical studies	• Contractor will submit proposed clinical and non-clinical strategy to support approval • If corrective action is required, the Contractor must address concerns raised by BARDA	1 Electronic Copy to PO and CO

15.	Study Protocols	At least 10 business days prior to FDA Submission

Contractor shall provide Pre-Clinical/Non-Clinical/ Clinical Trial Protocols to BARDA for evaluation, prior to FDA submission

(The CO and PO reserves the right to request within the period of performance a non-proprietary Study Protocol for distribution within the United States Government(USG))

•        Contractor will submit proposed protocols to BARDA at least 10 business days prior to FDA submission. If corrective action is required, the Contractor must address in writing all safety, regulatory, ethical, and conflict of interest concerns raised by BARDA to the satisfaction of BARDA before study execution

•        After receiving the corrected documentation, that satisfies BARDA the CO will provide a written Contract Officer Authorization (COA) Letter to the Contractor. This COA provides authorization to the Contractor to execute the specific clinical study funded in part or in whole by BARDA

•        Contractor shall not proceed with any study

1 Electronic Copy to PO and CO

protocol until BARDA gives its approval • Final FDA submissions shall be submitted to BARDA concurrently or no later than one calendar day after its submission to CDER

16.	Study Reports	Within 30 (draft) or 60(final) calendar days after completion of analysis and 15 business days prior to submission to FDA

Contractor shall provide Draft and Final Pre-Clinical/Non-Clinical Study Reports to BARDA for review and edits within 30 (draft) or 60 (final) calendar days after completion of analysis of Pre-Clinical/Non-Clinical/ Clinical data and 21 business days prior to submission to FDA

(The CO and PO reserves the right to request within the period of performance a non-proprietary Study Report for distribution within the USG)

•        Contractor shall provide Draft and Final Pre- Clinical/Non-Clinical Study Reports to BARDA within 30 (draft) or 60 (final) calendar days after completion of each report

•        Contractor will submit proposed Pre-Clinical/Non-Clinical Study Report to BARDA at least 15 business days prior to FDA Submission

•        If corrective action is required, The Contractor must address in writing all concerns raised by BARDA to the satisfaction of BARDA before FDA Submission

•        Contractor shall not proceed with any study report until BARDA gives its approval

•        Final FDA submissions shall be provided to BARDA concurrently or no later than 1 calendar day of its submission to CDER

1 Electronic Copy to PO and CO

17.	Manufacturing Campaign Reports	Within 30 calendar days after receipt of batch	Contractor shall provide Manufacturing Campaign Reports to BARDA for review and edits prior to submission	• Contractor will submit proposed Analysis Reports and Manufacturing	1 Electronic Copy to PO and CO

		records and 15 business days prior to submission to FDA	to FDA (The CO and PO reserve the right to request within the period of performance a non- proprietary Manufacturing Campaign Reports for distribution within the USG)

Campaign Reports to BARDA at least 15 business days prior to FDA Submission.

•        If corrective action is required, the Contractor must address in writing all concerns raised by BARDA to the satisfaction of BARDA before FDA Submission

•        Contractor shall not proceed with any FDA submission until BARDA gives its approval

•        Final FDA submissions shall be submitted to BARDA concurrently or no later than one (1) calendar day after its submission to CDER

18.	FDA Meeting Notification	No later than 10 business days prior to the scheduled meeting	The contractor shall forward the dates and times of any meeting with the FDA to BARDA and arrange for appropriate BARDA staff to attend the FDA meetings. BARDA staff shall include up to a maximum of four people (PO, CO, and up to two (2) Subject Matter Experts (SME(s)).	• Contractor must notify BARDA of an upcoming meeting with the FDA within 24 hours of scheduling the meeting with the FDA and no later than 10 business days prior to the scheduled meeting	1 Electronic Copy to PO and CO

19.	FDA Correspondence and Meeting Minutes	Within three (3) calendar days of receiving correspondence from the FDA	The contractor shall forward initial Contractor and CDER-issued draft minutes and final minutes of any meeting with the FDA to BARDA. All documents shall be duly marked as either ‘Draft’ or ‘Final’.	• Contractor provides FDA correspondence and meeting minutes within three (3) calendar days of the meeting or correspondence	1 Electronic Copy to PO and CO

20.	FDA Submissions	At least 15 business days prior to submission to FDA	The Contractor shall provide BARDA the opportunity to review and comment upon all draft regulatory documents before submission to the FDA.	• Contractor will submit proposed FDA Meeting Briefing Packets to BARDA at least 15 business days prior to	1 Electronic Copy to PO and CO

Contractors shall provide BARDA with an electronic copy of the final FDA submission. All documents shall be duly marked as either ‘Draft’ or ‘Final’.

The Contractor must address in writing all concerns raised by BARDA to the satisfaction of BARDA before FDA submission.

FDA submission

•        If corrective action is required, the Contractor must address in writing all concerns raised by BARDA staff to the satisfaction of BARDA before FDA submission

•        Final FDA submissions shall be submitted to BARDA concurrently or no later than one (1) calendar day of its submission to CDER

21.	FDA Audits	Within 10 business days of a scheduled audit or within 24 hours of an ad hoc site visits/audits if the FDA did not provide advanced notification	The Contractor shall notify the PO and CO within 24 hours of FDA’s arrival to conduct site visits/audits by any regulatory agency. In the event of an FDA inspection which occurs as a result of this contract and for this product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor shall provide the BARDA with an exact copy (non-redacted of the FDA Form 483, and the Establishment Inspection Report (EIR). The contractor shall provide the PO and CO copies of the plan for addressing areas of non- conformance to FDA regulations for GLP, GMP, or GCP guidelines as identified in the audit report within 10 business days, status updates during the plans execution, and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audit report received from subcontractors that occur as a

•        The Contractor shall notify the PO and CO within 24 hours of all FDA arrivals to conduct site visits/audits by any regulatory agency

•        Contractor provides QA Audit Reports within 15 calendar days of the audit

•        The Contractor shall also Provide copies of any FDA audit report received from subcontractors that occur as a result of this contract or for this product within three (3) calendar days of receiving correspondence from the FDA and/or third party.

1 Electronic Copy to PO and CO

result of this contract or for this product within three (3) calendar days of receiving correspondence from the FDA and/or third party. The Contractor shall make arrangements for a BARDA representative(s) to be present during the final debrief by the regulatory inspector.

22.	QA Audit Reports	5 business days before report completion	The Contractor shall inform the PO and CO in advance of upcoming audits/site visits of subcontractors as part of the weekly communications, including goals and agenda. BARDA reserves the right to participate in the audit. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, details addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution	• The Contractor shall inform the PO and CO 10 days in advance of upcoming audits/site visits of subcontractors • The Contractor shall notify the PO and CO within 5 business days of report completion	l Electronic Copy to PO and CO

23.	BARDA Audit	Ad Hoc	The contractor shall accommodate for periodic or ad hoc site visits by BARDA. If BARDA, the Contractor or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions and provide a report to BARDA.

•        If BARDA, the Contractor or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions and provide a report to BARDA within 10 business days.

1 Electronic Copy to PO and CO

• The PO and CO will review the deliverable and provide a response to the Contractor. • Once corrective action, approved by the CO, is completed, the Contractor will provide a final report to BARDA

24.	Technical Documents	Within 10 business days upon request by CO/PO

Contractor shall provide PO and CO upon request with deliverables from the following contract funded activities: Process Development Reports, Assay Qualification Plan/Report, Assay Validation Plan/Report, Assay Technology Transfer Report, Batch Records, SOPs, Master Production Records, Certificate of Analysis

(The CO and PO reserves the right to request within the period of performance a non-proprietary Technical Documents for distribution within the USG)

•        Contractor provides deliverables within 15 calendar days of the completion of activities

•        If additional time is required, Contractor shall request additional time from BARDA on a per deliverable basis

•        If corrective action is required, the Contractor must address in writing concerns raised by BARDA

•        Contractor will submit proposed FDA Technical Documents to BARDA at least 15 business days prior to FDA submission

•        If corrective action is required the Contractor must address in writing all concerns raised by BARDA to the satisfaction of BARDA before FDA Submission

For Final Documents: 1 Electronic Copy to PO and CO

25.	Animal Model or Other Technology Transfer Package	Within 10 business days of request by CO/PO	Contractor shall provide Animal Model or Other Technology Transfer Package relevant data	• Contractor shall provide Animal Model or other Technology Transfer Package within 10 business days of request by CO/PO	1 Electronic Copy to PO and CO

26.	Raw Data or Data Analysis	Within 20 business days after receipt	Contractor shall provide Raw Data or Data Analysis for review by BARDA if	• Contractor shall provide Raw Data or Data Analysis within 20	1 Electronic Copy to PO and CO

		of request by CO/PO	requested	business days of request by CO/PO

27.	Samples of Therapeutics	Within 20 business days of request by CO/PO	Contractor shall provide samples of non-GMP candidate therapeutics and GMP material manufactured with contract funding to include raw material, Bulk Drug Substance (BDS), Final Drug Product (FDP) and/or labeled and packaged treatment courses. The request will state the type of material and the amount but it is not to exceed the equivalent of 250 treatment courses or its individual manufacturing equivalent. The Contractor will be advised by the CO how samples are to be packaged and where samples are to be shipped. It is acceptable to label material “Not for Clinical Use”. BARDA reserves the right to request samples throughout the period of performance.

•        Contractor must submit samples of therapeutics within 20 business days of request by CO/PO.

•        The Contractor will be advised by the CO how samples are to be packaged and where samples are to be shipped.

CO will provide details upon request

28.	Publications	20 business days for manuscripts and 10 business days for abstracts	Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to BARDA for review prior to submission

•        Contractor must submit all manuscript or scientific meeting abstract to PO and CO within 20 business days for manuscripts and 10 business days for abstracts

•        The CO will respond with written comments within 10 business days for manuscripts and 5 business days for abstracts.

•        If corrective action is required, the Contractor must address in writing all concerns raised by BARDA to the

1 Electronic Copy to PO and CO

satisfaction of BARDA before Submission. • Any Final submissions shall be submitted to BARDA concurrently or no later than one (1) calendar day of its submission

29.	Press Releases	5 business days prior to release	The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases

•        The Contractor shall ensure that the CO has received and approved an advanced copy of any press release to this contract not less than 5 business days prior to the issuance of the press release

•        If corrective action is required, the Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases

•        Any final submissions shall be submitted to BARDA concurrently or no later than one (1) calendar day of its submission.

1 Electronic Copy to PO and CO

30.	Contract financing Report	No later than the 30th business day after the end of the reporting period	The Financial Report shall be submitted by the Contractor in accordance with the instructions set forth in section G.4 of this contract.	The Contractor shall provide the contract financing report no later than the 30th business day after the end of the reporting period in accordance with the instructions set forth in section G.4 of this contract.

[***]

Unless otherwise specified by the Contracting Officer, delivery of reports to be furnished to the Government under this contract (including invoices), shall be delivered electronically along with a concurrent email notification to the Contracting Officer, Contract Specialist, and COTR summarizing the electronic delivery.

In addition, a physical hard copy, unless otherwise specified by the Contracting Officer, delivery of reports to be furnished to the Government under this contract (including invoices), shall be addressed as follows:

Contracting Officer’s and Contracting Specialist’s address:	AMCG 330 Independence Avenue, S.W. Room G640 Washington, D.C. 20201 E-mail: Ethan.Mueller@hhs.gov

Contracting Officer’s Technical Representative’s address:	BARDA 330 Independence Avenue, S.W. Room G644 Washington, D.C. 20201 E-mail: Joseph.Larsen@hhs.gov

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

The contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (August 1989) with Alternate I (April 1984).

SECTION G—CONTRACT ADMINISTRATION DATA

ARTICLE G.1. CONTRACTING OFFICER

The following Contracting Officer will represent the Government for the purpose of this contract:

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ethan J. Mueller, Contracting Officer

DHHS/OS/ASPR/AMCG

330 Independence Avenue, S.W.

Room 640G

Washington, D.C. 2020

E-mail: Ethan.Mueller@hhs.gov

1)	The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

2)	The Contracting Officer is the only person with the authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimburse to the Contractor of any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract.

3)	No information other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the US Government, other otherwise, shall be considered grounds for deviation from any stipulation of this contract.

4)	The Government may unilaterally change its COTR designation.

ARTICLE G.2. CONTRACTING OFFICER’S TECHNICAL REPRESENTATIVE (COTR)

The following COTR will represent the Government for the purpose of this contract:

1.	Joseph Larsen, Ph.D., COTR
DI-11-1S/OS/ASPR/BARDA
330 Independence Avenue, S.W.
Room 640G
Washington, D.C. 20201
E-mail: Joseph.Larsen@hhs.gov

The COTR is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) assisting the contracting Officer in interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

ARTICLE G.3. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section I of this contract, the following individuals are considered to be essential to the work being performed hereunder:

#	NAME	ORGANIZATION	TITLE	B55 SCALE-UP ROLE

1	[***]	[***]	[***]	[***]

2	[***]	[***]	[***]	[***]

The key personnel specified in this contract are considered to be essential to work performance. At least 30 business days prior to diverting any of the specified individuals to other programs or contracts, including an instance when an individual must be replaced as a result of leaving the employ of the Contractor, the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

ARTICLE G.4. CONTRACT FINANCIAL REPORT

a. Financial reports on the attached Financial Report of Individual Project/Contract (see Attachments 2 and 3) shall be submitted by the Contractor in accordance with the instructions for completing this form, which accompany the form, in an original and two copies, not later than the 30th business day after the close of the reporting period. The line entries for subdivisions of work and elements of cost (expenditure categories) which shall be reported within the total contract are discussed in paragraph e., below. Subsequent changes and/or additions in the line entries shall be made in writing.

b. Unless otherwise stated in that part of the instructions for completing this form, entitled “PREPARATION INSTRUCTIONS,” (see Attachment 4) all columns A through J, shall be completed for each report submitted.

c. The first financial report shall cover the period consisting of the first full three calendar months following the date of the contract, in addition to any fractional part of the initial month. Thereafter, reports will be on a quarterly basis.

d. The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial reports. This clause does not supersede the record retention requirements in FAR Part 4.7.

e. The listing of expenditure categories to be reported is incorporated within the Attachment entitled, “Financial Report of Individual Project/Contract,” located in SECTION J and made a part of this contract.

f. The Government may unilaterally revise the “Financial Report of Individual Project/Contract” to reflect the allotment of additional funds.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE G.5. INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING

1)	The Contractor shall submit an electronic copy of monthly contract invoices/financial reports to the address shown below:

DHHS/OS/ASPR/AMCG

Attn: Ethan J. Mueller, Contracting Officer

330 Independence Ave., S.W.

Room G640

Washington, D.C. 20201

2)	Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests and Contract Financial Reporting made a part of the contract in Section J (See also Attachment 2).

3)	Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

4)	The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Cost FAR 52.232-20 clause in the contract.

5)	All invoice submissions shall be in accordance with FAR. Clause 52.232-25 (c) in Section I of this contract.

ARTICLE G.6. REIMBURSEMENT OF COST

1)	The Government shall reimburse the Contractor the cost determined by the Contracting Officer to be allowable (hereinafter referred to as allowable cost) in accordance with the clause entitled Allowable Cost and Payment in Section I, Contract Clauses, and FAR Subpart 31.2. Examples of allowable costs include, but are not limited to, the following:

a)	All direct materials and supplies that are used in the performing of the work provided for under the contract, including those purchased for subcontracts and purchase orders.

b)	All direct labor, including supervisory, that is properly chargeable directly to the contract, plus fringe benefits.

c)	All other items of cost budgeted for and accepted in the negotiation of this basic contract or modifications thereto.

d)	Special expenditures which, upon request from the Contractor, the Contracting Officer approves as being an allowable cost under this contract, such as purchase or lease of office furniture or equipment, etc.

e)	Travel costs including per diem or actual subsistence for personnel while in an actual travel status in direct performance of the work and services required under this contract subject to the following:

(i)	Air travel shall be by the most direct route using “air coach” or “air tourist” (less than first class) unless it is clearly unreasonable or impractical (e.g., not available for reasons other than avoidable delay in making reservations, would require circuitous routing or entail additional expense offsetting the savings on fare, or would not make necessary connections).

(ii)	Rail travel shall be by the most direct route, first class with lower berth or nearest equivalent.

(iii)	Costs incurred for lodging, meals, and incidental expenses shall be considered reasonable and allowable to the extent that they do not exceed on a daily basis the per diem rates set forth in the Federal Travel Regulation (FTR).

(iv)	Travel via privately owned automobile shall be reimbursed at not more than the current General Services Administration (GSA) FTR established mileage rate.

ARTICLE G.7. INDIRECT COST RATES

The following rates will be utilized for billing purposes during the base period. [***]. The billing rates for each option period will be based on [***]. Final rate proposals must be sent to the Contracting Officer, within 6 months subsequent to the fiscal year end. (see also FAR Clause 52.216-7 incorporated herein)

ARTICLE G.8. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

1. Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, an interim evaluation shall be submitted June 29, 2012.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://oamp.od.nih.gov/OD/CPS/cps.asp

The registration process requires the Contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the Contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

ARTICLE G.9. CONTRACT COMMUNICATIONS/CORRESPONDENCE (JULY 1999)

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting the contract number from Page 1 of the contract.

ARTICLE G.10. GOVERNMENT PROPERTY

1. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of HHS Publication, “Contractor’s Guide for Control of Government Property,” which is incorporated into this contract by reference. This document can be accessed at:

http://www.hhs.gov/oamp/policies/contractors_guide_for_control_of_gov_property.pdf . Among other issues, this publication provides a summary of the Contractor’s responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

2. Notwithstanding the provisions outlined in the HHS Publication, “Contractor’s Guide for Control of Government Property,” which is incorporated in this contract in paragraph a. above, the Contractor shall use the form entitled, “Report of Government Owned, Contractor Held Property” for submitting summary reports required under this contract, as directed by the Contracting Officer or his/her designee. This form is included as an attachment in SECTION J of this contract.

3. Title will vest in the Government for equipment purchased as a direct cost.

SECTION H—SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4 (January 2006)

(a) The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor’s current Assurance of Compliance on file with the Office for Human Research

Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

(b) The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. The Contractor shall not deem anything in this contract to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

(c) If at any time during the performance of this contract, the Contracting Officer determines, in consultation with OHRP that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those contractors with approved Human Subject Assurances.

ARTICLE H.2. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable Federal, State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self designated form provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263(formerly Optional Form 310).

ARTICLE H.3. RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-1 and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and http://grants1.nih.gov/grants/guide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts (“Guide”) Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-1(b) and (c), or ensure HHS access to those records, if maintained by an entity other than the Contractor.

ARTICLE H.4. NEEDLE EXCHANGE

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.5. PRESS RELEASES

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

ARTICLE H.6. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5 (October 2009)

(a) Before undertaking performance of any contract involving animal-related activities where the species is regulated by USDA, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR sections 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer.

(b) The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

(c) The Contractor agrees that the care, use and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care of Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National

Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall govern.

(d) If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those contractors with approved Assurances.

Note: The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (E-mail: ace@aphis.usda.gov; Web site: (http://www.aphis.usda.gov/animal_welfare).

ARTICLE H.7. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:

http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.8. PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES

All Contractor personnel who work with nonhuman primates or enter rooms or areas containing nonhuman primates shall comply with the procedures set forth in NIH Policy Manual 3044-2, entitled, “Protection of NIH Personnel Who Work with Nonhuman Primates,” located at the following URL:

http://www1.od.nih.gov/oma/manualchapters/intramural/3044-2/

ARTICLE H.9. PUBLICATION AND PUBLICITY

No information related to data obtained under this contract shall be released or publicized without the prior written consent of the Contracting Officer Technical Representative.

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the Biomedical Advanced Research and Development Authority

whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Biomedical Advanced Research and Development Authority, Office of the Assistant Secretary for Preparedness and Response, Office of the Secretary, Department of Health and Human Services, under Contract No.                     ”

ARTICLE H.10. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, D.C. 20026

ARTICLE 11.11. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.12. CONFLICT OF INTEREST

The Contractor represents and warrants that, to the best of the Contractor’s knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest, as defined in FAR Subpart 9.5, or that the Contractor has disclosed all such relevant information. Prior to commencement of any work, the Contractor agrees to notify the Contracting Officer promptly that, to the best of its knowledge and belief, no actual or potential conflict of interest exists or to identify to the Contracting Officer any actual or potential conflict of interest the firm may have. In emergency situations, however, work may begin but notification shall be made within five (5) working days. The Contractor agrees that if an actual or potential organizational conflict of interest is identified during performance, the Contractor shall promptly make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions, which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict of interest. The Contractor shall continue performance until notified by the Contracting Officer of any contrary action to be taken. Remedies include termination of this contract for convenience, in whole or in part, if the Contracting Officer deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose it or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor from Government contracting, or pursue such other remedies as may be permitted by law or this contract.

ARTICLE H.13. EXERCISE OF OPTIONS

Unless the Government exercises its option pursuant to the Option Clause set forth in Section I, Article I.1, the contract will consist only of CLIN 0001 of the Statement of Work, Deliverables and Requirements as defined in Sections C, F and J of the contract. Pursuant to FAR Clause 52.217-7 (Option for Increased Quantity–Separately Priced Line Item) set forth in Section I of this contract, under Article I.1., the Government may, by unilateral contract modification, require the Contractor to perform any of the additional CLINslisted in Section B, Article B.3., and as also defined in Sections C, F and J of this contract. If the Government exercises an option, notice must be given at least 60 days prior to the expiration date of the Period of Performance (PoP) applicable to the base period or the PoP applicable to any option period. The amount of the contract will then be increased as set forth in Section B, Article B.3.

ARTICLE H.14. PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES AND HHSAR 352.203-70 ANTI-LOBBYING (Jan 2006)

The Contractor is hereby notified of the restrictions on the use of Department of Health and Human Service’s funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 10, United Stated Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12.

In addition, as set forth in HHSAR 352.203-70 “Anti-Lobbying” (January 2006), the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive- legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

ARTICLE H.15. PRIVACY ACT APPLICABILITY (Apr 2000)

1)	Notification is hereby given that the Contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The Contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 45 CFR Part 5b, Privacy Act Regulations, may be obtained at http://www.gpoaccess.gov/cfr/index.html

2)	The Project Officer is hereby designated as the official who is responsible for monitoring contractor compliance with the Privacy Act.

3)	The Contractor shall follow the Privacy Act guidance as contained in the Privacy Act System of Records number 09-25-0200. This document may be obtained at the following link: http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm

Note: Clinical trials cannot be initiated until the System Notice has been published and the Contracting Officer notifies the Contractor.

ARTICLE H.16. LABORATORY LICENSE REQUIREMENTS (May 1998)

The Contractor shall comply with all applicable requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended). This requirement shall also be included in any subcontract for services under the contract.

ARTICLE H.17. DISSEMINATION OF INFORMATION (May 1998)

No information related to data obtained under this contract shall be released or publicized without the prior written consent of the Contracting Officer.

ARTICLE H.18. IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (DHHS). DHHS reserves the right to review any other data determined by DHHS to be directly related to and/or generated under this contract. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

ARTICLE H.19. INFORMATION ON COMPLIANCE WITH ANIMAL CARE REQUIREMENTS

Registration with the U.S. Dept. of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. USDA is responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), http://www.nal.usda.gov/awic/legislat/awa.htm.

The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) http://grants2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U.S. Public Health Service.

The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A) http://www.nal.usda.gov/awic/legislat/usdalegl.htm issued by the U.S. Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy.

The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as their primary evaluation tool. They also use the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies http://www.fass.org.

ARTICLE H.20. REQUIREMENTS FOR ADEQUATE ASSURANCE OF PROTECTION OF VERTEBRATE ANIMAL SUBJECTS

The PHS Policy on Humane Care and Use of Laboratory Animals requires that applicant organizations proposing to use vertebrate animals file a written Animal Welfare Assurance with the Office for Laboratory Animal Welfare (OLAW), establishing appropriate policies and procedures to ensure the humane care and use of live vertebrate animals involved in research activities supported by the PHS. The PHS Policy stipulates that an applicant organization, whether domestic or foreign, bears responsibility for the humane care and use of animals in PHS-supported research activities. Also, the PHS policy defines “animal” as “any live, vertebrate animal used, or intended for use, in research, research training, experimentation, biological testing or for related purposes.” This Policy implements and supplements the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research, and Training, and requires that institutions use the Guide for the Care and Use of Laboratory Animals as a basis for developing and implementing an institutional animal care and use program. This Policy does not affect applicable State or local laws or regulations that impose more stringent standards for the care and use of laboratory animals. All institutions are required to comply, as applicable, with the Animal Welfare Act as amended (7 USC 2131 et. seq.) and other Federal statutes and regulations relating to animals. These documents are available from the Office of Laboratory Animal Welfare, National Institutes of Health, Bethesda, MD 20892, (301) 496-7163. See http://grants.nih.gov/grants/olaw/olaw.htm.

No PHS supported work for research involving vertebrate animals will be conducted by an organization, unless that organization is operating in accordance with an approved Animal Welfare Assurance and provides verification that the Institutional Animal Care and Use Committee (IACUC) has reviewed and approved the proposed activity in accordance with the PHS policy. Applications may be referred by the PHS back to the institution for further review in the case of apparent or potential violations of the PHS Policy. No award to an individual will be made unless that individual is affiliated with an assured organization that accepts responsibility for compliance with the PHS Policy. Foreign applicant organizations applying for PHS awards for activities involving vertebrate animals are required to comply with PHS Policy or provide evidence that acceptable standards for the humane care and use of animals will be met. Foreign applicant organizations are not required to submit IACUC approval, but should provide information that is satisfactory to the Government to provide assurances for the humane care of such animals.

ARTICLE H.21. APPROVAL OF REQUIRED ASSURANCE BY OLAW

Under governing regulations, federal funds which are administered by the Department of Health and Human Services, Office of Biomedical Advanced Research and Development Authority (BARDA) shall not be expended by the Contractor for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the Contractor under this award unless a satisfactory assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 is submitted within 30 days of the date of this award and approved by the Office of Laboratory Animal Welfare (OLAW). Each performance site (if any) must also assure compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 with the following restriction: Only activities which do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by the Contractor or individual performance sites pending OLAW approval of their respective assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28. Additional information regarding OLAW may be obtained via the Internet at http://grants2.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.22. REGISTRATION WITH THE SELECT AGENT PROGRAM FOR WORK INVOLVING THE POSSESSION, USE, AND/OR TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the Contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No Government funds can be used for work involving Select Agents, as defined in 42 CFR 73, if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the Government that a process equivalent to that described in 42 CFR 73 (http://www.cdc.gov/od/sap/docs/42cfr73.pdf) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The Contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. The Government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the Contractor shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the Contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at htt://www.cdc.gov/od/sap/.

ARTICLE H.23. EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment) all microcomputers, including personal computers, monitors, and printers that are purchased using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels. The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models. If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment. In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

ARTICLE H.24. ACKNOWLEDGMENT OF FEDERAL FUNDING

A.	Section 507 of P.L. 104-208 mandates that Contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. Contractors are required to state (1) the percentage and dollar amounts of the total program or project costs financed with Federal money, and (2) the percentage and dollar amount of the total costs financed by nongovernmental sources.

This requirement is in addition to the continuing requirement to provide an acknowledgment of support and disclaimer on any publication reporting the results of a contract funded activity.

B.	Publication and Publicity

Publications: Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted for BARDA Project Officer review no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstracts before submission for public presentation or publication. Contract support shall be acknowledged in all such publications. A “publication” is defined as an issue of printed material offered for distribution or any communication or oral presentation of information.

The Contractor shall acknowledge the support of the Department of Health and Human Service, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, under Contract No. HHSO100201000046C.”

C.	Press Releases

(a)	Pursuant to Section 508 of Public Law 105-78, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money that: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

(b)	The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. Misrepresenting contract results or releasing information that is injurious to the integrity of BARDA may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer- reviewed scientific publications. The Contractor shall ensure that the Project Officer has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

ARTICLE H.25. MANUFACTURING STANDARDS

The Good Manufacturing Practice Regulations (GMP)(21 CFR Parts 210-211) and regulations pertaining to biological products (21 CFR Part 600) and regulations pertaining to diagnostic products (21 CFR Part 860) will be the standard to be applied for manufacturing, processing, packaging, storage and delivery of this product.

If at any time during the life of the contract, the Contractor fails to comply with GMP in the manufacturing, processing, packaging, storage, stability and other testing of the manufactured drug substance or product and delivery of this product and such failure results in a material adverse effect on the safety, purity or potency of the product (a material failure) as identified by the FDA, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If, within the thirty (30) calendar day period, the Contractor fails to take such an action to the satisfaction of the USG Project Officer, or fails to provide a remediation plan that is acceptable to the Project Officer, then the contract may be terminated.

ARTICLE H.26. EXPORT CONTROL NOTIFICATION

Offerors are responsible for ensuring compliance with all export control laws and regulations that may be applicable to the export of and foreign access to their proposed technologies. Offerors may consult with the Department of State with any questions regarding the International Traffic in Arms Regulation (ITAR) (22 CRF Parts 120-130) and /or the Department of Commerce regarding the Export Administration Regulations (15 CRF Parts 730-774).

ARTICLE H.27. INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that investigators (defined as the principal investigator and any other person who is responsible for the design, conduct, or reporting of research funded under BARDA contracts) will not be biased by any conflicting financial interest. For the purposes of this part relating to financial interests, “Investigator” includes the Investigator’s spouse and dependent children. 45 CFR Part 94 is available at the following Web site:

http://ecfr.gpoaccess.gov/cgi/t/text/text-idx?c=ecfr;sid=9f130b6d2d48bb73803ca91ce943be3a;rgn=div5;view=text;node=45%3A1.0.1.1.53;idno=45;cc=ecfr

As required by 45 CFR Part 94, the Contractor shall, at a minimum:

a. Maintain a written, enforceable policy on conflict of interest that complies with 45 CFR Part 94 and inform each investigator of the policy, the investigator’s reporting responsibilities, and the applicable regulations. The Contractor must take reasonable steps to ensure that investigators working as collaborators or subcontractors comply with the regulations.

b. Designate an official(s) to solicit and review financial disclosure statements from each investigator participating in BARDA-funded research. Based on established guidelines consistent with the regulations, the designated official(s) must determine whether a conflict of interest exists, and if so, determine what actions should be taken to manage, reduce, or eliminate such conflict. A conflict of interest exists when the designated official(s) reasonably determines that a Significant Financial Interest could directly and significantly affect the design, conduct, or reporting of the BARDA-funded research. The Contractor may require the management of other conflicting financial interests in addition to those described in this paragraph, as it deems appropriate. Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests are included in 45 CFR Part 94, under Management of Conflicting Interests.

c. Require all financial disclosures to be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

d. Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the Contractor with respect to each conflicting interest 3 years after final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

e. Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

If a conflict of interest is identified, the Contractor shall report to the Contracting Officer the existence of the conflicting interest found. This report shall be made and the conflicting interest managed, reduced, or eliminated, at least on a temporary basis, within sixty (60) days of that identification.

If the failure of an investigator to comply with the conflict of interest policy has biased the design, conduct, or reporting of the BARDA-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will take appropriate action or refer the matter to the Contractor for further action which may include directions to the Contractor on how to maintain appropriate objectivity in the funded research.

The Contracting Officer may at any time inquire into the Contractor’s procedures and actions regarding conflicts of interests in BARDA-funded research including a review of all records pertinent to compliance with 45 CFR Part 94. The Contracting Officer may require submission of the records or review them on site. On the basis of this review, the Contracting Officer may decide that a particular conflict of interest will bias the objectivity of the BARDA-funded research to such an extent that further corrective action is needed or that the Contractor has not managed, reduced, or eliminated the conflict of interest. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an investigator with a conflict of interest that was not disclosed or managed, the Contractor must require disclosure of the conflict of interest in each public presentation of the results of the research.

ARTICLE H.28. HUMAN MATERIALS

It is understood that the acquisition and supply of all human specimen material (including fetal material) used under this contract will be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States and that no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.29. REGISTRATION WITH THE SELECT AGENT PROGRAM FOR WORK INVOLVING THE POSSESSION, USE, AND/OR TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the Contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No Government funds can be used for work involving Select Agents, as defined in 42 CFR 73, if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the Government that a process equivalent to that described in 42 CFR 73 (http://www.cdc.gov/od/sap/docs/42cfr73.pdf) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The Contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. The Government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the Contractor shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the Contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/sap/.

PART II—CONTRACT CLAUSES

SECTION I—CONTRACT CLAUSES

ARTICLE I.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses: http://www.arnet.gov

General Clauses for Cost-Reimbursement Research and Development

(1)	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE

52.202-1	Jul 2004	Definitions

52.203-3	Apr 1984	Gratuities (Over $100,000)

52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)

52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over $100,000)

52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)

52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)

52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

52.203-12	Sep 2007	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

52.203-13	Apr 2010	Contractor Code of Business Ethics and Conduct

52.203-14	Dec 2007	Display of Hotline Poster

52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)

52.204-7	Apr 2008	Central Contractor Registration

52.209-6	Sep 2006	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)

52.215-2	Mar 2009	Audit and Records—Negotiation (Over $100,000)

52.215-8	Oct 1997	Order of Precedence—Uniform Contract Format

52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data

52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)

52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)

52.215-15	Oct 2004	Pension Adjustments and Asset Reversions

52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions

52.215-19	Oct 1997	Notification of Ownership Changes

52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications

52.216-7	Dec 2002	Allowable Cost and Payment (Note: the following language is included in this clause – “(3) The designated payment office will make interim payments for contract financing on the 30th day after the designated billing office receives a proper payment request...”

52.216-8	Mar 1997	Fixed Fee

52.217-7	Mar 1989	Option for Increased Quantity – Separately Priced Line Item

52.219-8	May 2004	Utilization of Small Business Concerns (Over $100,000)

52.219-9	Jul 2010	Small Business Subcontracting Plan (Over $500,000)

52.219-16	Jan 1999	Liquidated Damages—Subcontracting Plan (Over $500,000)

52.222-3	Jun 2003	Convict Labor

52.222-19	Jul 2010	Child Labor — Cooperation with Authorities and Remedies

52.222-21	Feb 1999	Prohibition of Segregated Facilities

52.222-26	Mar 2007	Equal Opportunity

52.222-35	Sep 2006	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities

52.222-37	Sep 2006	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.222-50	Feb 2009	Combating Trafficking in Persons

52.222-54	Jan 2009	Employment Eligibility Verification

52.223-6	May 2001	Drug-Free Workplace

52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)

52.224-1	April 1984	Privacy Act Notification

52.224-2	April 1984	Privacy Act

52.225-1	Feb 2009	Buy American Act – Supplies

52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases

52.227-1	Dec 2007	Authorization and Consent, Alternate I (Apr 1984)

52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)

52.227-11	Dec 2007	Patent Rights—Ownership by the Contractor

52.227-14	Dec 2007	Rights in Data – General, Alternate II (Dec 2007)

52.232-9	Apr 1984	Limitation on Withholding of Payments

52.232-17	Oct 2008	Interest (Over $100,000)

52.232-20	Apr 1984	Limitation of Cost

52.232-23	Jan 1986	Assignment of Claims

52.232-25	Oct 2008	Prompt Payment

52.232-33	Oct 2003	Payment by Electronic Funds Transfer—Central Contractor Registration

52.233-1	Jul 2002	Disputes

52.233-3	Aug 1996	Protest After Award, Alternate I (June 1985)

52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim

52.242-1	Apr 1984	Notice of Intent to Disallow Costs

52.242-3	May 2001	Penalties for Unallowable Costs (Over $500,000)

52.242-4	Jan 1997	Certification of Final Indirect Costs

52.242-13	Jul 1995	Bankruptcy (Over $100,000)

52.242-15	Apr 1989	Stop Work Order. Alt I (Aug 1984)

52.243-2	Aug 1987	Changes—Cost Reimbursement, Alternate V (Apr 1984)

52.244-2	June 2007	Subcontracts

52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)

52.244-6	Jun 2010	Subcontracts for Commercial Items

52.245-1	Aug 2010	Government Property

52.245-9	Aug 2010	Use and Charges

52.246-23	Feb 1997	Limitation of Liability (Over $100,000)

52.249-6	May 2004	Termination (Cost-Reimbursement)

52-249-14	Apr 1984	Excusable Delays

52.253-1	Jan 1991	Computer Generated Forms

(2)	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE

352.202-1	Jan 2006	Definitions—with Alternate paragraph (h) (Jan 2001)

352.203-70	Jan 2006	Anti-Lobbying

352.216-70	Jan 2006	Additional Cost Principles

352.227-70	Jan 2006	Publications and Publicity

352.228-7	Dec 1991	Insurance—Liability to Third Persons

352.231-71	Jan. 2001	Pricing of adjustments.

352.233-71	Jan 2006	Litigation and Claims

352.234-3	Oct 2008	Full Earned Value Management System

352.242-70	Jan 2006	Key Personnel

352.242-73	Jan 2006	Withholding of Contract Payments

352.242-74	Apr 1984	Final Decisions on Audit Findings

ARTICLE 1.2. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1.	FAR Clause 52.215-17, Waiver of Facilities Capital Cost of Money (October 1997).

2.	FAR Clause 52.219-25, Small Disadvantaged Business Participation Program— Disadvantaged Status and Reporting (April 2008).

3.	FAR Clause 52.227-16, Additional Data Requirements (June 1987).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

1.	HHSAR Clause 352.223-70, Safety and Health (January 2006).

2.	HHSAR Clause 352.224-70, Privacy Act (January 2006).

3.	HHSAR Clause 352.201-70, Paperwork Reduction Act (January 2006).

ARTICLE 1.3. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1)CLAUSES:

a.	FAR Clause 52.219-28, Post-Award Small Business Program Representation (April 2009).

(a)	Definitions. As used in this clause—

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is “not dominant in its field of operation” when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b)	If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall represent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts—

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c)	The Contractor shall represent its size status in accordance with the size standard in effect at the time of this representation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/contractingopportunities/officials/size/index.html.

(d)	The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e)

Except as provided in paragraph (g) of this clause, the Contractor shall make the representation required by paragraph (b) of this clause by validating or updating all its representations in the Online Representations and Certifications Application and its data in the Central Contractor Registration, as necessary, to ensure that they reflect the Contractor’s current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f)	If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g)	If the Contractor does not have representations and certifications in ORCA, or does not have a representation in ORCA for the NAICS code applicable to this contract, the Contractor is required to complete the following representation and submit it to the contracting office, along with the contract number and the date on which the representation was completed:

The Contractor represents that it [X] is, [ ] is not a small business concern under NAICS Code assigned to contract number.

[Contractor to sign and date and insert authorized signer’s name and title].

PART III—LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J—LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1. Statement of Work

Statement of Work, dated 29 July 2010.

2. Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for BARDA Cost-Reimbursement Type Contracts,

Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for BARDA Cost-Reimbursement Type Contracts, 5 pages.

3. Financial Report of Individual Project/Contract, 1 page

4. Instructions for Completing Financial Report of Individual Project/Contract, 3 pages

5. Inclusion Enrollment Report

Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

6. Research Patient Care Costs

Research Patient Care Costs, 1 page.

7. Report of Government Owned, Contractor Held Property

Report of Government Owned, Contractor Held Property, dated 12/2/09, 1 page. Located at:
http://rcb.eancer.gov/rcb-internet/forms/Govt-Owned-Prop.pdf (Not Attached)

8. Communication Management Plan, dated 29 July 2010.

9. Non Clinical and Clinical Terms of Award, dated 29 July 2010.

10. List of Limited Data Rights, 9 Pages.

PART IV—REPRESENTATIONS AND INSTRUCTIONS

SECTION K—REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The following documents are incorporated by reference in this contract:

1)	Annual Representations and Certifications completed at the Online Representations Applications (ORCA) website.

2)	Representations & Certifications dated 22 April 2010.

3)	Human Subjects Assurance Identification Number: To be Determined (TBD).

4)	Animal Welfare Assurance Numbers:

[***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

1 of 10 Pages.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BAA BARDA-09-34

Advanced Research and Development of Chemical, Biological, Radiological, and

Nuclear Medical Countermeasures

ACHN-490: A NOVEL, BROAD SPRECTRUM “NEOGLYCOSIDE”

ANTIBIOTIC FOR THE TREATMENT OF RESISTANT THREAT AGENTS

Contractual Statement of Work

1. Preamble

Independently and not as an agency of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to the Broad Agency Announcement (BAA) BARDA 09- 34.

Government reserves the right to modify the milestones, progress, schedule, budget, or product to add or delete products, process, or schedules as need may arise. Because of the nature of this (R&D) contract and complexities inherent in this and prior programs, at designated milestones the Government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. The Government reserves the right to change product, process, schedule, or events to add or delete part or all of these elements as the need arises.

1.1 Overall Objectives and Scope

The overall objective of this contract is to [***], as directed by BARDA. The scope of work for this contract includes preclinical, clinical and manufacturing development activities that fall into the following areas: [***]; and all associated [***] activities.

2. INTEGRATED PRODUCT DEVELOPMENT PLAN

The contractor shall carry out the following tasks and subtasks, by stage, and in accordance with an agreed upon Integrated Product Development Plan (IPDP) which shall further detail the conduct of the specific tasks and subtasks.

2.1. Stage One

    [***]

2.4 Project Management. The Contractor shall provide for the following as outlined below and in the contract deliverables list (reference),:

2.4.1 The overall management, integration and coordination of all contract activities, including a technical and administrative infrastructure to ensure the efficient planning, initiation, implementation, and direction of all contract activities;

2.4.2 A Principal Investigator (PI) responsible for project management, communication, tracking, monitoring and reporting on status and progress, and recommending modification to

[***]	4 pages in this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the project requirements and timelines, including projects undertaken by subcontractors; The contract deliverables list (reference), identifies all contract deliverables and reporting requirements for this contract

2.4.3 Project Manager(s) with responsibility for monitoring and tracking day-to-day progress and timelines, coordinating communication and project activities; costs incurred; and program management; The contract deliverables list (reference), identifies all contract deliverables and reporting requirements for this contract

2.4.4 A BARDA Liaison with responsibility for effective communication with the Project Officer and Contracting Officer.

2.4.5 Administrative and legal staff to provide development of compliant subcontracts, consulting, and other legal agreements, and ensure timely acquisition of all proprietary rights, including IP rights, and reporting all inventions made in the performance of the project; and

2.4.6 Administrative staff with responsibility for financial management and reporting on all activities conducted by the Contractor and any subcontractors.

2.4.7 Integrated Master Plan: The Contractor provided an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path. The Integrated Master Project Plan shall be incorporated into the contract, and will be used to monitor performance of the contract.

2.4.8 Critical Path Milestones: The Integrated Master Project Plan outlines key, critical path milestones, with “go/no go” decision criteria (entrance and exit criteria for each phase of the project). The project plan should include, but not be limited to, milestones in manufacturing, non-clinical and clinical studies, and regulatory submissions.

2.4.9 Work Breakdown Structure: The Contractor shall delineate the Contract Work Breakdown Structure (CWBS) to Level 5 as part of their Integrated Master Project Plan. The CWBS shall be discernable and consistent. BARDA may require Contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task.

2.4.10 Risk Management Plan: The Contractor shall develop a risk management plan highlighting potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans. This plan should reference relevant WBS elements where appropriate.

2.4.11 Earned Value Management System Plan: Subject to the requirements under HHSAR Clause 352.234-3, the Contractor shall use principles of Earned Value Management System (EVMS) in the management of this contract. The Seven Principles are:

I.	Plan all work scope for the program to completion.

II.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.

III.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control Changes to the baseline.

IV.	Use actual cost incurred and recorded in accomplishing the work performed.

V.	Objectively assess accomplishments at the work performance level.

VI.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.

VII.	Use earned value information in the company’s management processes.

Elements of EVMS shall be applied to all Cost Plus Fixed Fee CLINs as part of the Integrated Master Project Plan, the Contractor shall submit a written summary of the management procedures that it will establish, maintain and use to comply with EVMS requirements to include the following topics:

2.4.12 Integrated Baseline Review: The Contractor shall submit a plan for an Integrated Baseline Review (IBR) to occur within 90 days of contract award. At the IBR, the Contractor and BARDA shall mutually agree upon the budget, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. The IBR is conducted to achieve confidence that the baselines accurately capture the entire technical scope of work, are consistent with contract schedule requirements, are reasonably and logically planned, and have adequate resources assigned. The goals of the IBR are as follows:

i.	Jointly assess areas such as the Contractor’s planning for complete coverage of the SOW, logical scheduling of the work activities, adequate resources, and identification of inherent risks

ii.	Confirm the integrity of the Performance Measurement Baseline (PMB)

iii.	Foster the use of EVM as a means of communication

iv.	Provide confidence in the validity of Contractor reporting

v.	Identify risks associated with the PMB

vi.	Present any revised PMBs for approval

2.4.13 Integrated Master Schedule: The Contractor shall deliver an initial program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks. This IMS will be agreed to and finalized at the IBR. DI-MGMT-81650 may be referenced as guidance in creation of the IMS (see http://www.acq.osd.mil/pm/).

2.4.14 Quarterly Performance Metrics Report: The Contractor shall deliver an Earned Value Contract Performance Report on a Quarterly basis. Contractor will provide a quarterly Contract Performance Report (CPR) at an agreed upon reporting level using the BARDA provided WBS and a Variance Analysis Report. Contractor will report EVM data on all Cost Plus CLINs. EV Variance thresholds will be negotiated with the Contractor post-award but for planning purposes will likely be (+/-10%). In conjunction with the CPR, the Contractor shall provide a quarterly update to the IMS with up to date performance data and should include actual start/finish and projected start/finish dates.

2.5 Regulatory Compliance. The Contractor shall manage the ACHN-490 IND and shall be responsible for:

2.5.1 Preparing materials for and requesting, scheduling and participating in all meetings with the FDA, including meetings to review IND, EUA and/or all other data packages;

2.5.2 Providing the dates and times of any meeting with the FDA to BARDA and make arrangements for appropriate BARDA staff to attend FDA meetings;

2.5.3 Providing BARDA with (i) the initial draft minutes and final draft minutes of any formal meeting with the FDA; (ii) final draft minutes of any informal meeting with the FDA; and (iii) five business days to review and comment upon any documents to be submitted to the FDA;

2.5.4 Submitting all documentation to the FDA in a timely manner, consistent with timelines set out in the contract and by the FDA.

2.6 Quality Assurance. The Contractor shall:

2.6.1 Provide any relevant SOPs upon request from Project Officer/Contracting Officer;

2.6.2 Ensure strict adherence to FDA regulations and guidance, including requirements for the conduct of animal studies and assays under GLP, the manufacturing of the therapeutic candidate under cGMP, and the conduct of clinical trials under GCP standards (as defined by 21 CFR §312 and ICH Guidelines document E6). The Contractor shall maintain quality assurance documentation of support adherence in these areas; and

2.6.3 Arrange for independent audits, as needed or as requested by the Project Officer. Audits may be requested to assure that Contractor and/or subcontractor facilities and all planned procedures meet FDA regulations and guidance required for GLP, cGMP and GCP standards. In addition, the Contractor shall provide interim and final audit reports to the Project Office and the Contracting Officer within thirty (30) calendar days of the completion of the audit. The Contractor agrees that BARDA may conduct independent audits of the Contractor and its subcontractors as needed to evaluate compliance with the FDA regulations and guidance, including those required to meet GLP, cGMP or GCP standards.

2.7 Facilities, Equipment and Other Resources. The Contractor shall provide equipment, facilities and other resources required for the implementation of the IPDP, such as the equipment and facilities, training and resources to comply with all Federal and HHS regulations in:

2.7.1 The humane care and use of vertebrate animals;

2.7.2 The handling, storage and shipping of potentially dangerous biological and chemical agents, including Select agents under biosafety levels required for working with the biological agents under study;

2.7.3 The production, characterization, and release testing of active pharmaceutical ingredient and final drug product under cGMP;

2.7.4 The design and conduct of NDA-enabling non-clinical studies under GLP; and 2.7.5 The design and conduct of clinical trials in humans under GCP.

2.8 Security. The contractor shall provide for:

2.8.1 The establishment of a comprehensive security program that provides a security plan for the overall protection of personnel, information, data, and facilities;

2.8.2 Security administration, as an element of the security program that addresses threat and risk assessments and related policies and procedures for personnel security, physical security, information security, information technology; and

2.8.3 Security management, as an element of the security program that describes each element of security: physical, operations, personnel, information, information technology, transportation; and related training, auditing, and reporting requirements.

2.9 Data Management. The Contractor shall:

2.9.1 Be responsible for the development and implementation of data management and quality control systems/procedures, including transmission, storage, confidentiality, and retrieval of all contract data;

2.9.2 Provide for the statistical design and analysis of data resulting from the research;

2.9.3 Provide raw data or specific analyses of data generated with contract funding to the Project Officer upon request.

2.10 Requirements for Implementing the Integrated Product Development Plan.

2.10.1 Within 14 calendar days of the effective date of the contract, the Contractor shall submit an updated Integrated Product Development Plan (IPDP) to the Project Officer and the Contracting Officer for approval prior to the initiation of any activities related to the implementation of these plans.

2.10.2 Stage Gate Reporting. On completion of a stage of the product development, as defined in the approved IPDP, the Contractor shall prepare and submit to the Project Officer and the Contracting Officer a Stage Gate Report that contains (i) sufficient detail, documentation and analysis to support successful completion of the stage according to the predetermined qualitative and quantitative criteria that were established for Go/No Go decision making; and (ii) a description of the next stage of product development to be initiated and a request for approval to proceed to the next stage of product development.

2.10.3 Deviations to Integrated Product Development Plan. During the course of contract performance, in response to a need to change the IPDP, the Contractor shall submit a Deviation Report. This report shall request a change in the agreed-upon IPDP and timelines. This report shall include: (i) discussion of the justification/rationale for the proposed change; (ii) options for addressing the needed changes from the approved timelines, including a cost-benefit analysis of each option; and (iii) recommendations for the preferred option that includes a full analysis and discussion of the effect of the change on the entire product development program, timelines, and budget.

3. Other Items

3.1 Contract Review Meetings. The Contractor shall participate in regular meetings to coordinate and oversee the contract effort as directed by the Contracting and Project Officers. Such meetings may include, but are not limited to, meeting of the Contractors and subcontractors to discuss clinical manufacturing progress, product development, product assay development, scale up manufacturing development, clinical sample assays development, preclinical/clinical study designs and regulatory issues; meetings with individual contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program; and meeting with technical consultants to discuss technical data provided by the Contractor.

The Contractor shall participate in bi-weekly teleconferences between the Contractor and subcontractors and BARDA to review technical progress. Teleconferences or additional face-to-face meetings shall be more frequent at the request of BARDA.

3.2 Publications. The Contractor shall submit to the Project Officer for review any manuscript or scientific meeting abstract containing data generated under this contract no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days before abstract submission for public presentation or publication. The Contractor shall acknowledge contract support in all such publications.

3.3 Press Releases. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. The contractor shall ensure that the Project Officer has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

ATTACHMENT 2

INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING

INSTRUCTIONS FOR BARDA COST-REIMBURSEMENT TYPE CONTRACTS

Format: Payment requests shall be submitted on the Contractor’s self-generated form in the manner and format prescribed herein and as illustrated in the Sample Invoice/Financing Request. Standard Form 1034, Public Voucher for Purchases and Services Other Than Personal, may be used in lieu of the Contractor’s self-generated form provided it contains all of the information shown on the Sample Invoice/Financing Request. DO NOT include a cover letter with the payment request.

Number of Copies: Payment requests shall be submitted in the quantity specified in the Invoice Submission Instructions in Section G of the Contract Schedule.

Frequency: Payment requests shall not be submitted more frequently than once every two weeks in accordance with the Allowable Cost and Payment Clause incorporated into this contract. Small business concerns may submit invoices/financing requests more frequently than every two weeks when authorized by the Contracting Officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by precontract cost provisions.

Billing of Costs Incurred: If billed costs include (1) costs of a prior billing period, but not previously billed, or (2) costs incurred during the contract period and claimed after the contract period has expired, the Contractor shall cite the amount(s) and month(s) in which it incurred such costs.

Contractor’s Fiscal Year: Payment requests shall be prepared in such a manner that the Government can identify costs claimed with the Contractor’s fiscal year.

Currency: All BARDA contracts are expressed in United States dollars. When the Government pays in a currency other than United States dollars, billings shall be expressed, and payment by the Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the Contracting Officer’s approval, which are not set forth in an Advance Understanding in the contract, shall be identified and reference the Contracting Officer’s Authorization (COA) Number. In addition, the Contractor shall show any cost set forth in an Advance Understanding as a separate line item on the payment request.

Invoice/Financing Request Identification: Each payment request shall be identified as either:

(a)	Interim Invoice/Contract Financing Request: These are interim payment requests submitted during the contract performance period.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Completion Invoice: The completion invoice shall be submitted promptly upon completion of the work, but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which the contract is physically complete (whichever date is later). The Contractor shall submit the completion invoice when all costs have been assigned to the contract and it completes all performance provisions.

(c)	Final Invoice: A final invoice may be required after the amounts owed have been settled between the Government and the Contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The Contractor shall furnish the information set forth in the instructions below. The instructions are keyed to the entries on the Sample Invoice/Financing Request.

(a)	Designated Billing Office Name and Address: Enter the designated billing office name and address, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(b)	Contractor’s Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number: Show the Contractor’s name and address exactly as they appear in the contract, along with the name, title, phone number, and e-mail address of the person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent. Provide the Contractor’s Vendor Identification Number (VIN), and Data Universal Numbering System (DUNS) number or DUNS+4. The DUNS number must identify the Contractor’s name and address exactly as stated on the face page of the contract. When an approved assignment has been made by the Contractor, or a different payee has been designated, provide the same information for the payee as is required for the Contractor (i.e., name, address, point of contact, VIN, and DUNS).

(c)	Invoice/Financing Request Number: Insert the appropriate serial number of the payment request.

(d)	Date Invoice/Financing Request Prepared: Insert the date the payment request is prepared.

(e)	Contract Number and Order Number (if applicable): Insert the contract number and order number (if applicable).

(f)	Effective Date: Insert the effective date of the contract or if billing under an order, the effective date of the order.

(g)	Total Estimated Cost of Contract/Order: Insert the total estimated cost of the contract, exclusive of fixed-fee. If billing under an order, insert the total estimated cost of the order, exclusive of fixed-fee. For incrementally funded contracts/orders, enter the amount currently obligated and available for payment.

(h)	Total Fixed-Fee: Insert the total fixed-fee (where applicable). For incrementally funded contracts/orders, enter the amount currently obligated and available for payment.

(i)	Two-Way/Three-Way Match: Identify whether payment is to be made using a two-way or three-way match. To determine required payment method, refer to the Invoice Submission Instructions in Section G of the Contract Schedule.

(j)	Office of Acquisitions: Insert the name of the Office of Acquisitions, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(k)	Central Point of Distribution: Insert the Central Point of Distribution, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(l)	Billing Period: Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(m)	Amount Billed—Current Period: Insert the amount claimed for the current billing period by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(n)	Amount Billed—Cumulative: Insert the cumulative amounts claimed by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(o)	Direct Costs: Insert the major cost elements. For each element, consider the application of the paragraph entitled “Costs Requiring Prior Approval” on page 1 of these instructions.

(1)	Direct Labor: Include salaries and wages paid (or accrued) for direct performance of the contract.

For Level of Effort contracts only, the Contractor shall provide the following information on a separate sheet of paper attached to the payment request:

- hours or percentage of effort and cost by labor category (as specified in the Level of Effort Article in Section F of the contract) for the current billing period, and

- hours or percentage of effort and cost by labor category from contract inception through the current billing period. (NOTE: The Contracting Officer may require the Contractor to provide additional breakdown for direct labor, such as position title, employee name, and salary or hourly rate.)

(2)	Fringe Benefits: List any fringe benefits applicable to direct labor and billed as a direct cost. Do not include in this category fringe benefits that are included in indirect costs.

(3)	Accountable Personal Property: Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more, with a life expectancy of more than two years, and sensitive property regardless of cost (see the HHS Contractor’s Guide for Control of Government Property). Show permanent research equipment separate from general purpose equipment.

On a separate sheet of paper attached to the payment request, list each item for which reimbursement is requested. An asterisk (*) shall precede the item if the equipment is below the $1,000 approval level. Include reference to the following (as applicable):

- item number for the specific piece of equipment listed in the Property Schedule, and

- COA number, if the equipment is not covered by the Property Schedule.

The Contracting Officer may require the Contractor to provide further itemization of property having specific limitations set forth in the contract.

(4)	Materials and Supplies: Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

(5)	Premium Pay: List remuneration in excess of the basic hourly rate.

(6)	Consultant Fee: List fees paid to consultants. Identify consultant by name or category as set forth in the contract or COA, as well as the effort (i.e., number of hours, days, etc.) and rate billed.

(7)	Travel: Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

(8)	Subcontract Costs: List subcontractor(s) by name and amount billed.

(9)	Other: List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(p)	Cost of Money (COM): Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(q)	Indirect Costs: Identify the indirect cost base (IDC), indirect cost rate, and amount billed for each indirect cost category.

(r)	Fixed-Fee: Cite the formula or method of computation for fixed-fee, if applicable. The fixed-fee must be claimed as provided for by the contract.

(s)	Total Amounts Claimed: Insert the total amounts claimed for the current and cumulative periods.

(t)	Adjustments: Include amounts conceded by the Contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(u)	Grand Totals

(v)	Certification of Salary Rate Limitation: If required by the contract (see Invoice Submission Instructions in Section G of the Contract Schedule), the Contractor shall include the following certification at the bottom of the payment request:

“I hereby certify that the salaries billed in this payment request are in compliance with the Salary Rate Limitation Provisions in Section H of the contract.”

The Contracting Officer may require the Contractor to submit detailed support for costs claimed on one or more interim payment requests.

FINANCIAL REPORTING INSTRUCTIONS:

These instructions are keyed to the Columns on the sample invoice/financing request.

Column A—Expenditure Category: Enter the expenditure categories required by the contract.

Column B—Cumulative Percentage of Effort/Hrs.—Negotiated: Enter the percentage of effort or number of hours agreed to for each employee or labor category listed in Column A.

Column C—Cumulative Percentage of Effort/Hrs.—Actual: Enter the percentage of effort or number of hours worked by each employee or labor category listed in Column A.

Column D—Amount Billed—Current: Enter amounts billed during the current period.

Column E—Amount Billed—Cumulative: Enter the cumulative amounts to date.

Column F—Cost at Completion: Enter data only when the Contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

Column G—Contract Amount: Enter the costs agreed to for all expenditure categories listed in Column A.

Column H—Variance (Over or Under): Show the difference between the estimated costs at completion (Column F) and negotiated costs (Column G) when entries have been made in

Column F. This column need not be filled in when Column F is blank. When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column F by Column G, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications: Any modification in the amount negotiated for an item since the preceding report should be listed in the appropriate cost category.

Expenditures Not Negotiated: An expenditure for an item for which no amount was negotiated (e.g., at the discretion of the Contractor in performance of its contract) should be listed in the appropriate cost category and all columns filled in, except for G. Column H will of course show a 100 percent variance and will be explained along with those identified under H above.

SAMPLE INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

(a)	Designated Billing Office Name and Address:

DHHS/OS/ASPR/BARDA

Attn: Contracting Officer

330 Independence Ave., S.W.

Room G644

Washington, D.C. 20201

(b)	Contractor’s Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number:

ABC CORPORATION

100 Main Street

Anywhere, USA Zip Code

Name, Title, Phone Number, and E-mail Address of person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent.

VIN:

DUNS or DUNS+4:

(c)	Invoice/Financing Request No.:

(d)	Date Invoice Prepared:

(e)	Contract No. and Order No. (if applicable):

(f)	Effective Date:

(g)	Total Estimated Cost of Contract/Order:

(h)	Total Fixed-Fee (if applicable):

(i)	☐ Two-Way Match:

☐ Three-Way Match:

(j)	Office of Acquisitions:

(k)	Central Point of Distribution:

(l)	This invoice/financing request represents reimbursable costs for the period from to

Expenditure Category* A	Cumulative Percentage of Effort/Hrs		Amount Billed		Cost at Completion F	Contract Amount G	Variance H
	Negotiated B	Actual C	(m) Current D	(n) Cumulative E
(o) Direct Costs:
(1) Direct Labor
(2) Fringe Benefits
(3) Accountable Property
(4) Materials & Supplies
(5) Premium Pay
(6) Consultant Fees
(7) Travel
(8) Subcontracts
(9) Other
Total Direct Costs
(p) Cost of Money
(q) Indirect Costs
(r) Fixed Fee
(s) Total Amount Claimed
(t) Adjustments
(u) Grand Totals

I certify that all payments are for appropriate purposes and in accordance with the contract.

(Name of Official)	(Title)

*	Attach details as specified in the contract

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 3

FINANCIAL REPORT OF INDIVIDUAL PROJECT/CONTRACT Note: Complete this Form in Accordance with Accompanying Instructions.				Project Task:		Contract No.:		Date of Report:	0990-0134 0990-0131
				Reporting Period:		Contractor Name and Address:

Expenditure Category	Percentage of Effort/Hours		Cumulative Incurred Cost at End of Prior Period	Incurred Cost— Current Period	Cumulative Cost to Date (D + E)	Estimated Cost to Complete	Estimated Cost at Completion (F + G)	Negotiated Contract Amount	Variance (Over or Under) (I—H)
	Negotiated	Actual
A	B	C	D	E	F	G	H	I	J

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 4

INSTRUCTIONS FOR COMPLETING

“FINANCIAL REPORT OF INDIVIDUAL PROJECT/CONTRACT”

GENERAL INFORMATION

Purpose. This Quarterly Financial Report is designed to: (1) provide a management tool for use by be BARDA in monitoring the application of financial and personnel resources to the BARDA contracts; (2) provide contractors with financial and personnel management data which is usable in their management processes; (3) promptly indicate potential areas of contract underruns or overruns by making possible comparisons of actual performance and projections with prior estimates on individual elements of cost and personnel; and (4) obtain contractor’s analyses of cause and effect of significant variations between actual and prior estimates of financial and personnel performance.

REPORTING REQUIREMENTS

Scope. The specific cost and personnel elements to be reported shall be established by mutual agreement prior to award. The Government may require the contractor to provide detailed documentation to support any element(s) on one or more financial reports.

Number of Copies and Mailing Address. An original and two (2) copies of the report(s) shall be sent to the contracting officer at the address shown on the face page of the contract, no later than 30 working days after the end of the period reported. However, the contract may provide for one of the copies to be sent directly to the Contracting Officer’s Technical Representative.

REPORTING STATISTICS

A modification which extends the period of performance of an existing contract will not require reporting on a separate quarterly report, except where it is determined by the contracting officer that separate reporting is necessary. Furthermore, when incrementally funded contracts are involved, each separate allotment is not considered a separate contract entity (only a funding action). Therefore, the statistics under incrementally funded contracts should be reported cumulatively from the inception of the contract through completion.

Definitions and Instructions for Completing the Quarterly Report. For the purpose of establishing expenditure categories in Column A, the following definitions and instructions will be utilized. Each contract will specify the categories to be reported.

(1)	Key Personnel. Include key personnel regardless of annual salary rates. All such individuals should be listed by names and job titles on a separate line including those whose salary is not directly charged to the contract but whose effort is directly associated with the contract. The listing must be kept up to date.

(2)	Personnel—Other. List as one amount unless otherwise required by the contract.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3)	Fringe Benefits. Include allowances and services provided by the contractor to employees as compensation in addition to regular salaries and wages. If a fringe benefit rate(s) has been established, identify the base, rate, and amount billed for each category. If a rate has not been established, the various fringe benefit costs may be required to be shown separately. Fringe benefits which are included in the indirect cost rate should not be shown here.

(4)	Accountable Personal Property. Include nonexpendable personal property with an acquisition cost of $1,000 or more and with an expected useful life of two or more years, and sensitive items regardless of cost. Form HHS 565, “Report of Accountable Property,” must accompany the contractor’s public voucher (SF 1034/SF 1035) or this report if not previously submitted. See “Contractor’s Guide for Control of Government Property.”

(5)	Supplies. Include the cost of supplies and material and equipment charged directly to the contract, but excludes the cost of nonexpendable equipment as defined in (4) above.

(6)	Inpatient Care. Include costs associated with a subject while occupying a bed in a patient care setting. It normally includes both routine and ancillary costs.

(7)	Outpatient Care. Include costs associated with a subject while not occupying a bed. It normally includes ancillary costs only.

(8)	Travel. Include all direct costs of travel, including transportation, subsistence and miscellaneous expenses. Travel for staff and consultants shall be shown separately. Identify foreign and domestic travel separately. If required by the contract, the following information shall be submitted: (i) Name of traveler and purpose of trip; (ii) Place of departure, destination and return, including time and dates; and (iii) Total cost of trip.

(9)	Consultant Fee. Include fees paid to consultant(s). Identify each consultant with effort expended, billing rate, and amount billed.

(10)	Premium Pay. Include the amount of salaries and wages over and above the basic rate of pay.

(11)	Subcontracts. List each subcontract by name and amount billed.

(12)	Other Costs. Include any expenditure categories for which the Government does not require individual line item reporting. It may include some of the above categories.

(13)	Overhead/Indirect Costs. Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(14)	General and Administrative Expense. Cite the rate and the base. In the case of nonprofit organizations, this item will usually be included in the indirect cost.

(15)	Fee. Cite the fee earned, if any.

(16)	Total Costs to the Government.

PREPARATION INSTRUCTIONS

These instructions are keyed to the Columns on the Quarterly Report.

Column A—Expenditure Category. Enter the expenditure categories required by the contract.

Column B—Percentage of Effort/Hours Negotiated. Enter the percentage of effort or number of hours agreed to during contract negotiations for each labor category listed in Column A.

Column C—Percentage of Effort/Hours-Actual. Enter the cumulative percentage of effort or number of hours worked by each employee or group of employees listed in Column A.

Column D—Cumulative Incurred Cost at End of Prior Period. Enter the cumulative incurred costs up to the end of the prior reporting period. This column will be blank at the time of the submission of the initial report.

Column E—Incurred Cost-Current Period. Enter the costs which were incurred during the current period.

Column F—Cumulative Incurred Cost to Date. Enter the combined total of Columns D and E.

Column G—Estimated Cost to Complete. Make entries only when the contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

Column H—Estimated Costs at Completion. Complete only if an entry is made in Column G.

Column I—Negotiated Contract Amount. Enter in this column the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

Column J—Variance (Over or Under). Complete only if an entry is made in Column H. When entries have been made in Column H, this column should show the difference between the estimated costs at completion (Column H) and negotiated costs (Column I). When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column J by Column I, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications. List any modification in the amount negotiated for an item since the preceding report in the appropriate cost category.

Expenditures Not Negotiated. List any expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) in the appropriate cost category and complete all columns except for I. Column J will of course show a 100 percent variance and will be explained along with those identified under J above.

Attachment 5

INCLUSION ENROLLMENT REPORT

This report format should NOT be used for data collection from study participants

Study Title:
Total Enrollment:	Protocol Number:
Contract Number:

PART A. TOTAL ENROLLMENT REPORT: Number of Subjects Enrolled to Date (Cumulative) by Ethnicity and Race

Ethnic Category	Sex/Gender
	Females	Males	Unknown or Not Reported	Total
Hispanic or Latino
Not Hispanic or Latino
Unknown (Individuals not reporting ethnicity)
Ethnic Category: Total of All Subjects*
Racial Categories
American Indian/Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More than one race
Unknown or not reported
Racial Categories: Total of All Subjects*
PART B. HISPANIC ENROLLMENT REPORT Number of Hispanics or Latinos Enrolled to Date (Cumulative)
Racial Categories	Females	Males	Unknown or Not Reported	Total
American Indian or Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More Than One Race
Unknown or not reported
Racial Categories: Total of Hispanics or Latinos**

*	These totals must agree
**	These totals must agree

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 6

Research Patient Care Costs

(a) Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b) Research patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine research patient care costs. Research patient care rates or amounts shall be established by the Secretary of HHS or his/her duly authorized representative.

(c) Prior to submitting an invoice for research patient care costs under this contract, the contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for research patient care.

(d) The contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e) Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Communication Management Plan

Biomedical Advanced Research and Development Authority

(BARDA)

Broad Spectrum Antimicrobial Program

Achaogen Contract

##

330 Independence Ave. SW

Washington, DC 20201

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BSA Communications Management Plan

Introduction:

The purpose of the Broad Spectrum Antimicrobial (BSA) communications management plan is to define the communication requirements for the project and outline how BARDA and the Contractor will distribute information. The communications management plan defines the following:

•	Communication requirements based on roles,

•	What information will be communicated,

•	How the information will be communicated,

•	When will information be distributed,

•	Who does the communication,

•	Who receives the communication,

This BSA communications management plan sets the communications framework for this project. It will serve as a guide for communications throughout the period of performance and will be updated, as communication needs change. This plan identifies and defines the roles of persons involved in the project. The BSA communications management plan provides an in-depth guide on how the program plans to conduct meetings between stakeholders to ensure a successful outcome. A project team directory is below to provide contact information for all stakeholders directly involved in the project.

Communications Management Approach

The BARDA Project Officer (PO) and Contracting Officer (CO) and Contractor’s Program Manager will take a proactive role in ensuring effective communication between all parties on this contract. The goal of all parties is to maintain a transparent communicative relationship that fosters the sharing of information to relevant Stakeholders in a timely and efficient manor to facilitate the successful outcome of the programs mutual objectives, the development of ACHN-490 as a novel broad spectrum antibiotic for the therapeutic treatment of individuals exposed to biodefense threat agents. This communication plan documents the communication requirements for all parties that will support the implementation of this contract. The Communications Matrix will provide a guide for the communication process, including:

•	What type of information Stakeholders will communicate,

•	Who is responsible for communicating relevant information,

•	When should stakeholders communicate program relevant information,

Roles

Project Sponsor: BSA Branch Chief

The project sponsor is responsible for overseeing the BSA contracts and the champion of the project and has authorized the project by signing the project charter. This person is responsible for the funding of the project and is ultimately responsible for its success. Since the Project Sponsor is at the executive level, communications should be presented in summary format unless the Project Sponsor requests more detailed communications. Communication from the Contractor to the Project Sponsor should flow through the BARDA Contracting Officer or Project Officer through the appropriate chain of command to the Project Sponsor, unless otherwise indicated by the Project Sponsor.

Contract Officer

The BARDA Contract Officer (CO) oversees the project at the program level and is responsible for all contract related issues. The CO is the United State Government’s representative that has the legal authority to bind BARDA to a contract with the Contractor. The CO will communicate directly with the Contractor and shall be included on all communications between the Contractor and BARDA staff. At any time, if the Contractor shall have contractual or programmatic concerns regarding the contract, scope of work, or any other issues, the Contractor should immediately address all concerns directly to the CO.

Project Officer

The BARDA Project Officer (PO) and/or Contracting Officer’s Technical Representative (COTR) oversees the project at the program level and is responsible for the technical implementation of the BSA contract. The PO is responsible for managing the cost, schedule, and performance parameters for the contract. The PO will be in regular communication with Contractor’s POC to ensure the contract is maintaining cost, schedule, and performance objectives.

The PO manages day-to-day resources, provides project guidance, monitors, and reports on the projects metrics as defined in the Project Management Plan. The PO is responsible for the execution of the project and is the primary communicator for the project.

The PO is responsible for briefing the Project Sponsor and subsequent leadership levels. The PO is the individual responsible for communicating program progress, program risk, and contract relevant issues raised by the Product Coordination Team charter, stakeholders, and/or Contractor.

Key Stakeholders and the Product Coordination Team

The BARDA Branch Chief responsible for overseeing the BSA contract signed a Product Coordination Team (PCT) Charter, identifying internal and external BARDA program members and stakeholders supporting this contract. The BARDA BSA PCT will meet regularly to review the project. The PO will chair the PCT. Based on their technical or program management expertise, each stakeholder and PCT member will play a key role. All BARDA and USG Team members will work to communicate all activities through the PO.

Members of the PCT may at times work directly with other stakeholders and/or the Contractor with consent of the CO and PO. In such situations, the CO, PO, and Contractor POC shall be included on all communications. It is important to note that the intent of this communication is to provide information and is not to be taken as a directive by the Contractor. If the recipient(s) believe(s) the information provided herein may be construed as a directive, the recipient(s) should disregard that portion of the communication and contact the BARDA BSA Contracting Officer.

Contractor Liaison

The Contractor has identified a BARDA Liaison (BL) as a primary POC and alternative POC (in the advent that the primary POC is unavailable) to communicate directly with the BARDA CO and PO. The Contractor BL will work closely with the CO and BARDA PO to manage the implementation of this contract. This communication shall be transparent and informative for all entities. Communication from the Contractor to BARDA should flow through the Contractor BL to the CO and PO to ensure proper coordination within BARDA and the Contractor’s organization.

The Contractor’s BL is responsible for the implementation of the scope of work agreed to under the contract. The Contractor’s BL will provide reports on the project’s metrics as defined in the Project Management Plan. As the person responsible for the implementation of the project, the Contractor’s BL is the primary communicator for the Contractor and responsible for distributing information according to the Communications Management Plan.

Food and Drug Administration

The Food and Drug Administrations’, Center for Drug Evaluation and Research (CDER) is the regulatory authority overseeing the development of the BSA Medical Countermeasure. CDER plays a critical role in the success of this contract between BARDA and the Contractor. In an effort to provide open communication, the communications management plan encourages the sharing of communications between the FDA, BARDA, and the Contractor. The communication management plan does not prevent either BARDA or the Contractor from engaging CDER.

Project Team Directory

Role	Name	Email	Phone
Project Sponsor	Dr. Joe Larsen	Joseph.Larsen@hhs.gov	202-260-0050
Contracting Officer	Ethan Mueller	Ethan.Mueller@hhs.gov	202-205-4657
Project Officer/PCT Chair	TBD	TBD	TBD
Contractor POC/BARDA Liaison	[***]	[***]	[***]
Alternative Contractor POC	[***]	[***]	[***]

Communication Deliverables and Procedures

The Contract Deliverables List (reference) outlines the communication requirements and expectations for various types of meetings and program deliverables.

GUIDELINES FOR MEETINGS

Meeting Agenda

The Contractor will send the meeting agenda to the PO in advance of the meeting as outlined in the Contract Deliverables List. The agenda will include ongoing action items, requested

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

participants and provide a brief agenda for the meeting. The BARDA PO will review and finalize the meeting agenda and distribute accordingly.

Meeting Minutes

The Contractor will draft meeting minutes and forward to the PO within a specific amount of time as outlined in Contract Deliverables List. The meeting minutes will provide a synopsis of the meeting, list of participants, highlight decisions made, reference supportive material and include the status of all open and closed action items and a parking lot list. The BARDA PO will review and finalize meeting minutes.

Action Items

The meeting agenda and minutes will record action items. Action items will include the action item, owner of the action item, and the anticipated date of completion. Meetings will start with a review of the status of all action items from previous meetings and end with a review of all new action items resulting from the meeting. The review of the new action items will include identifying the owner for each action item and setting a date for completing the action item.

Meeting Chair—BARDA Project Officer

The meeting chair is responsible for distributing the meeting agenda, facilitating the meeting and distributing the meeting minutes. As the meeting chair, the BARDA Project Officer, will ensure that the meeting starts and ends on time and that all presenters adhere to their allocated time frames. The Contractor will be responsible for developing the initial agenda, drafting the minutes, capturing action items, and following up on meeting outcomes.

Note Taker: Contractor

The Contractor is the note taker responsible for documenting the status of all meeting items, maintaining a parking lot item list and taking notes of anything else of importance during the meeting. The note taker will give a copy of their minutes to the BARDA CO for final approval of meeting minutes.

Parking Lot

The parking lot is a tool used by the facilitator to record and defer items which are not on the meeting agenda but that, merit further discussion later or through another forum. A parking lot record should identify an owner for the item, as this person will be responsible for ensuring follow-up. The Contractor will include a parking lot list in the meeting minutes.

Non-Clinical Terms of Award

These Non-Clinical Terms of Award detail an agreement between the Biomedical Advanced Research and Development Authority (BARDA) and the Awardee; they apply to all grants and contracts that involve non-clinical research.

Draft protocols for each nonclinical study will be submitted to BARDA for evaluation and comment. BARDA comments will be incorporated into the draft proposal prior to submission to the FDA for comment, if required.

BARDA shall have rights to all protocols, data resulting from execution of these protocols, and final reports, funded by BARDA under this contract, as defined in Rights in Data Clause in FAR 52.227-14. BARDA reserves the right to request that the Awardee provide any contract deliverable in a non-proprietary form, to ensure BARDA has the ability to review and distribute the deliverables, as BARDA deems necessary.

A. Safety and Monitoring Issues

PHS Policy on Humane Care and Use of Laboratory Animals

Before award and then with the annual progress report, the Awardee must submit to BARDA a copy of the current Institutional Animal Care and Use Committees (IACUC) documentation of continuing review and approval and the Office of Laboratory Animal Welfare (OLAW- National Institutes of Health) Federal Wide Assurance (FWA) number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter trial or study), each institution’s IACUC must review and approve the protocol. They must also provide BARDA initial documentation and documentation of continuing review and approval and FWA number.

The Awardee must ensure that the application as well as all protocols are reviewed by the performing institution’s IACUC.

To help ensure the safety of animals used in BARDA funded studies, the Awardee must provide BARDA copies of documents related to all major changes in the status of ongoing protocols, including the following:

•	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.

•	All material changes in IACUC policies and procedures, identified by version number, date, and all required signatories (if applicable)

•	Termination or temporary suspension of the study(ies) for regulatory issues

•	Termination or temporary suspension of the protocol.

•	Any change that is made in the specific IACUC approval for the indicated study(ies).

•	Any other problems or issues that could affect the scientific integrity of the study(ies), i.e. fraud, misrepresentation, misappropriation of funds, etc.

Awardees must notify BARDA by email or fax of any of the above changes within three business days from the time awardee becomes aware of such changes, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IACUC and a copy of any responses from the IACUC.

If a non-clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Awardee must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

Non-Clinical Data and Safety Monitoring Requirements

BARDA strongly recommends continued safety monitoring for all non-clinical studies of investigational drugs, devices, or biologics. FDA expects non-clinical studies to include safety in addition to efficacy. Awardee should consider evaluation of clinical relevant safety markers in the pivotal and non-pivotal, non-clinical studies.

BARDA will work with the Awardees on decisions regarding the type and extent of safety data accrual to be employed before the start of efficacy or safety studies.

The Awardee shall inform BARDA of any upcoming site visits and/or audits of CRO facilities funded under this effort. BARDA reserves the right to accompany the awardee on site visits and/or audits of CROs as BARDA deems necessary.

B. BARDA Review Process Before Non-Clinical Study Execution Begins

BARDA is under the same policy-driven assurances as NIH in that it has a responsibility to ensure that mechanisms and procedures are in place to protect the safety and welfare of animals used in BARDA funded non-clinical trials. Therefore, before study execution, the Awardee must provide the following (as applicable) for review and approval by BARDA.:

•	IACUC approved (signed) non-clinical research protocol identified by version number, date, or both, including details of study design, euthanasia criteria, proposed interventions, and exclusion criteria.

•	Documentation of IACUC approval, including OLAW FWA number, IACUC registration number, and IACUC name.

•	Awardee should reduce the number of animals required for a study using power of statistics

•	Plans for the management of side effects, rules for interventions and euthanasia criteria

•	Procedures for assessing and collecting safety data

•	If a study is contracted through CRO(s), work orders and service agreements the Awardee shall assure that an integrated safety documentation plan is in place for the study site, pharmacy service records on the dosing material to be used and excipients, and laboratory services (including histopathology).

•	Documentation that the Awardee or CRO and all staff responsible for the conduct of the research have received required training in the protection and handling of animals

•	Purchasing of animals and/or other supplies for non-clinical studies funded in part or in whole by BARDA requires written approval by the Contracting Officer. The Awardee must have the ability to return/re-sell animals, at purchase price, to distributor or a third party, in the event that the protocols do not obtain approval

•	Provide justification for whether studies require good laboratory practice (GLP) conditions

•	Provide justification for whether studies will be classified as non-pivotal or pivotal studies

BARDA staff comments will be forwarded to the Awardee within two weeks (10 business days) of receipt of the above information. The Awardee must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by BARDA staff to the satisfaction of BARDA before study execution. After receiving the corrected documentation, that satisfies BARDA staff the BARDA Contracting Officer will provide a written Contract Officer Authorization (COA) Letter to the Awardee. This COA provides authorization to the Awardee to execute the specific nonclinical study funded in part or in whole by BARDA.

In case of problems or issues, the BARDA program officer will contact the Awardee within two weeks (10 business days) by email or fax, followed within 30 calendar days by an official letter to the principal investigator, with a copy to the institution’s office of sponsored programs, listing issues and appropriate actions to be discussed.

Final decisions regarding ongoing safety reporting requirements for research not performed under an Investigational New Drug Application (IND) or investigational device exemption (IDE) must be made jointly by the BARDA and the Awardee.

References

•	Public Health Service Policy on Humane Care and Use of Laboratory Animals (http://grants.nih.gov/grants/olaw/InvestigatorsNeed2Know.pdf)

•	USDA Animal Welfare Act

(http://awic.nal.usda.gov/nal_display/index.php?info_center=3&tax_level=3&tax_subject=182&top ic_id=1118&leve13_id=6735&leve14_id=0&leve15_id=0&placement_default=0)

Clinical Terms of Award

These Clinical Terms of Award detail an agreement between the Biomedical Advanced Research and Development Authority (BARDA) and the Awardee; they apply to all grants and contracts that involve clinical research.

Draft protocols for each clinical study will be submitted to BARDA for evaluation and comment. BARDA comments will be incorporated into the draft proposal prior to submission to the FDA for comment, if required.

BARDA shall have rights to all protocols, data generated from the execution of these protocols, and final reports, funded by BARDA under this contract, as defined in Rights in Data Clause in FAR 52.227-14. BARDA reserves the right to request that the Awardee provide any contract deliverable in a non-proprietary form, to ensure BARDA has the ability to review and distribute the deliverables, as BARDA deems necessary.

A. Safety and Monitoring Issues

Institutional Review Board (IRB) or Independent Ethics Committee (IEC) Approval

Before award and then with the annual progress report, the Awardee must submit to BARDA a copy of the current IRB or IEC approved informed consent document, documentation of continuing review and approval and the Office of Human Research Protections (OHRP) FWA number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter clinical trial or study), each institution’s IRB or IEC must review and approve the protocol. They must also provide BARDA initial and annual documentation of continuing review and approval, including the current approved informed consent document and FWA number.

The grantee institution must ensure that the application as well as all protocols are reviewed by their IRB or IEC.

To help ensure the safety of participants enrolled in BARDA funded studies, the Awardee must provide BARDA copies of documents related to all major changes in the status of ongoing protocols, including the following:

•	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.

•	All changes in informed consent documents, identified by version number, date, or both and dates it is valid.

•	Termination or temporary suspension of patient accrual.

•	Termination or temporary suspension of the protocol.

•	Any change in IRB approval.

•	Any other problems or issues that could affect the participants in the studies.

Awardees must notify BARDA through the Project Officer (PO) or Contracting Officer (CO) of any of the above changes within three working days by email or fax, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IRB and a copy of any responses from the IRB or IEC.

If a clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Awardee must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

Data and Safety Monitoring Requirements

BARDA strongly recommends independent safety monitoring for clinical trials of investigational drugs, devices, or biologics; clinical trials of licensed products; and clinical research of any type involving more than minimal risk to volunteers. Independent monitoring can take a variety of forms. Phase III clinical trials must be reviewed by an independent data and safety monitoring board (DSMB); other trials may require DSMB oversight as well. The Awardee shall inform BARDA of any upcoming site visits and/or audits of CRO facilities funded under this effort. BARDA reserves the right to accompany the awardee on site visits and/or audits of CROs as BARDA deems necessary.

A risk is minimal where the probability and magnitude of harm or discomfort anticipated in the proposed research are not greater than those ordinarily encountered in daily life or during the performance of routine physical or psychological examinations or tests. For example, the risk of drawing a small amount of blood from a healthy individual for research purposes is no greater than the risk of doing so as part of a routine physical examination (45 CFR 46.1021).

Final decisions regarding the type of monitoring to be used must be made jointly by BARDA and the Awardee before enrollment starts. Discussions with the responsible BARDA Project Officer regarding appropriate safety monitoring and approval of the final monitoring plan by BARDA must occur before patient enrollment begins and may include discussions about the appointment of one of the following.

•	Independent Safety Monitor — a physician or other appropriate expert who is independent of the study and available in real time to review and recommend appropriate action regarding adverse events and other safety issues.

•	Independent Monitoring Committee (IMC) or Safety Monitoring Committee (SMC) — a small group of independent investigators and biostatisticians who review data from a particular study.

•

Data and Safety Monitoring Board — an independent committee charged with reviewing safety and trial progress and providing advice with respect to study continuation, modification, and termination. The Awardee may be required to use an established BARDA DSMB or to organize an independent DSMB. All phase III clinical trials must be reviewed by a DSMB; other trials may require DSMB oversight as well.

Please refer to: NIAID Principles for Use of a Data and Safety Monitoring Board (DSMB) For Oversight of Clinical Trials Policy.

When a monitor or monitoring board is organized, a description of it, its charter or operating procedures (including a proposed meeting schedule and plan for review of adverse events), and roster and curriculum vitae from all members must be submitted to and approved by BARDA before enrollment starts.

Additionally, the Awardee must submit written summaries of all reviews conducted by the monitoring group to the BARDA within 30 days of reviews or meetings.

B. BARDA Protocol Review Process Before Patient Enrollment Begins

BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA-supported clinical trials. Therefore, before patient accrual or participant enrollment, the Awardee must provide the following (as applicable) for review and approval by BARDA.

•	IRB or IEC approved clinical research protocol identified by version number, date, or both, including details of study design, proposed interventions, patient eligibility, and exclusion criteria.

•	Documentation of IRB or IEC approval, including OHRP FWA number, IRB or IEC registration number, and IRB or IEC name.

•	IRB or IEC approved informed consent document, identified by version number, date, or both and date it is valid.

•	Plans for the management of side effects.

•	Procedures for assessing and reporting adverse events.

•	Plans for data and safety monitoring (see B above) and monitoring of the clinical study site, pharmacy, and laboratory.

•	Documentation that the Awardee and all study staff responsible for the design or conduct of the research have received Good Clinical Practice (GCP) training in the protection of human subjects.

BARDA staff comments will be forwarded to the Awardee within two weeks (10 business days) of receipt of the above information. The Awardee must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the BARDA Project Officer (PO) to the satisfaction of BARDA before patient accrual or participant enrollment can begin. After receiving the corrected documentation, that satisfies BARDA staff the BARDA Contracting Officer will provide a written Contract Officer Authorization (COA) Letter to the Awardee. This COA provides authorization to the awardee to execute the specific clinical study funded in part or in whole by BARDA.

C. Investigational New Drug or Investigational Device Exemption Requirements

Consistent with federal regulations, clinical research projects involving the use of investigational therapeutics, vaccines, or other medical interventions (including licensed products and devices for a purpose other than that for which they were licensed) in humans under a research protocol must be performed under a Food and Drug Administration (FDA) investigational new drug (IND) or investigational device exemption (IDE).

Exceptions must be granted in writing by FDA. If the proposed clinical trial will be performed under an IND or IDE, the Awardee must provide BARDA with the name and institution of the IND or IDE sponsor, the date the IND or IDE was filed with FDA, the FDA IND or IDE number, any written comments from FDA, and the written responses to those comments.

The Awardee must wait 30 days from FDA receipt of an initial IND or IDE application before initiating a clinical trial.

The Awardee must notify BARDA if the FDA places the study on clinical hold and provide BARDA any written comments from FDA, written responses to the comments, and documentation in writing that the hold has been lifted.

The Awardee must not use grant or contract funds during a clinical hold.

Required Time-Sensitive Notification

Under an IND or IDE, the sponsor must provide FDA safety reports of serious adverse events. Under these Clinical Terms of Award, the Awardee must submit copies to the responsible BARDA Project Officer or the Contracting Officer’s technical representative (COTR) as follows:

•	Expedited safety report of unexpected or life-threatening experience or death — A copy of any report of unexpected or life-threatening experience or death associated with the use of an IND drug, which must be reported to FDA by telephone or fax as soon as possible but no later than seven days after the IND sponsor’s receipt of the information, must be submitted to the BARDA program officer or the contracting officer’s technical representative within 24 hours of FDA notification.

•	Expedited safety reports of serious and unexpected adverse experiences — A copy of any report of unexpected and serious adverse experience associated with use of an IND drug or any finding from tests in laboratory animals that suggests a significant risk for human subjects, which must be reported in writing to FDA as soon as possible but no later than 15 days after the IND sponsor’s receipt of the information, must be submitted to the BARDA Project Officer or the Contracting Officer’s Technical Representative within 24 hours of FDA notification.

•	IDE reports of unanticipated adverse device effect — A copy of any reports of unanticipated adverse device effect submitted to FDA must be submitted to the BARDA Project Officer or the Contracting Officer’s Technical Representative within 24 hours of FDA notification.

•	Expedited safety reports — should be sent to the BARDA Project Officer or the Contracting Officer’s Technical Representative concurrently with the report to FDA.

•	Other adverse events documented during the course of the trial should be included in the annual IND or IDE report and reported to the BARDA annually.

In case of problems or issues, the BARDA Project Officer or the Contracting Officer’s Technical Representative will contact the Awardee within 10 working days by email or fax, followed within 30 calendar days by an official letter to the principal investigator, with a copy to the institution’s office of sponsored programs, listing issues and appropriate actions to be discussed.

•	Safety reporting for research not performed under an IND or IDE

Final decisions regarding ongoing safety reporting requirements for research not performed under an IND or IDE must be made jointly by the BARDA Project Officer or the Contracting Officer’s Technical Representative and the Awardee.

ATTACHMENT 10 — List of Limited Data Rights.

1 of 9 Pages.

ACHN-490

[***]

[***]	7 pages in this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Identification and Assertion of Restrictions on the Government’s Use, Release, or

Disclosure of Technical Data or Computer Software.

The Offeror asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data provided to the Government shall be restricted:

Technical Data To be Furnished With Restrictions	Basis for Assertion	Asserted Rights Category	Name of Person Asserting Restrictions
[***]	[***]	[***]	[***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.